                       RESIDENTIAL FLOW INTERIM SERVICING
                     AND SERVICING RIGHTS PURCHASE AGREEMENT



                                     Between



                             OCWEN FEDERAL BANK FSB,
                                Interim Servicer


                                       and


                        NEW CENTURY MORTGAGE CORPORATION,
                                      Owner



                            Dated as of March 1, 2001



                          PERFORMING AND NON-PERFORMING
                  RESIDENTIAL MORTGAGE LOANS AND REO PROPERTIES


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                                                                                                 TABLE OF CONTENTS
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ARTICLE I
         DEFINITIONS ..................................................................................   1
                  Section 1.1. Definitions ............................................................   1
                  Section 1.2. Interpretation of Agreement ............................................  10

ARTICLE II
         TRANSFER OF SERVICING, SERVICING RESPONSIBILITIES AND SERVICING
         COMPENSATION .................................................. 11
                  Section 2.1. Transfer of Servicing Files to Interim Servicer ........................  11
                  Section 2.2. Release of Loan Documents ..............................................  13
                  Section 2.3. Servicing Responsibilities .............................................  13
                  Section 2.4. Collection and Resolution Activities ...................................  17
                  Section 2.5. Servicing Compensation .................................................  17
                  Section 2.6. Reconstitution .........................................................  17

ARTICLE III
         DEFAULT MANAGEMENT SERVICES ..................................................................  20
                  Section 3.1. Default Management Responsibilities ....................................  20
                  Section 3.2. Foreclosure ............................................................  20
                  Section 3.3. Deed in Lieu ...........................................................  21
                  Section 3.4. Priority; Insurance Claims .............................................  21
                  Section 3.5. Bankruptcy of Obligor ..................................................  21

ARTICLE IV
         PROPERTY MANAGEMENT AND DISPOSITION SERVICES ............. ...................................  21
                  Section 4.1. Property Management and Disposition Responsibilities ...................  21
                  Section 4.2. Environmental Problems .................................................  22

ARTICLE V
         STANDARDS FOR CONDUCT ........................................................................  22
                  Section 5.1. Standards of Care and Delegation of Duties .............................  22
                  Section 5.2. Transactions with Related Persons ......................................  23
                  Section 5.3. Access to Records ......................................................  23
                  Section 5.4. Annual Audit ...........................................................  23

ARTICLE VI
         BILLING OF AND REPORTS TO OWNER ............................. ................................  24
                  Section 6.1. Property Protection Expenses and Property
                  Improvement Expenses ................................................................  24
                  Section 6.2. Remittances and Monthly Report .........................................  24
                  Section 6.3. Remittance Upon Termination ............................................  25

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                  Section 6.4. Billing ................................................................  25
                  Section 6.5. Missing Document Report ................................................  26

ARTICLE VII
         REPRESENTATIONS AND WARRANTIES ...............................................................  26
                  Section 7.1. Representations and Warranties of Interim Servicer .....................  26
                  Section 7.2. Representations and Warranties of Owner ................................  27

ARTICLE VIII
         SALE OF SERVICING RIGHTS AND RELATED ITEMS ...................................................  29
                  Section 8.1. Sale of Servicing Rights ...............................................  29
                  Section 8.2. Sale Date ..............................................................  29
                  Section 8.3. Evidence of Sale .......................................................  29
                  Section 8.4. Purchase Price .........................................................  29
                  Section 8.5. Payment of Purchase Price by Interim Servicer ..........................  30
                  Section 8.6. Notice to Obligors .....................................................  30
                  Section 8.7. Notice to Taxing Authorities and Insurance Companies ...................  31
                  Section 8.8. Tax Contracts ..........................................................  31
                  Section 8.9. Tax Bills, Insurance Premiums, etc. ....................................  31
                  Section 8.10. Flood Insurance Audit .................................................  31
                  Section 8.11. Payment to Interim Servicer. ..........................................  31

ARTICLE IX
         INDEMNIFICATION ..............................................................................  33
                  Section 9.1. Liabilities to Obligors ................................................  33
                  Section 9.2. Interim Servicer's Indemnity of Owner ..................................  33
                  Section 9.3. Owner's Indemnity of Interim Servicer; Limitation on
                  Liability of Interim Servicer .......................................................  34
                  Section 9.4. Indemnification Procedures .............................................  36
                  Section 9.5. Operation of Indemnities ...............................................  37

ARTICLE X
         DEFAULT ......................................................................................  37
                  Section 10.1. Events of Default .....................................................  37
                  Section 10.2. Effect of Transfer ....................................................  39

ARTICLE XI
         TERM .........................................................................................  39
                  Section 11.1. Term of Agreement .....................................................  39
                  Section 11.2. Transfers of Servicing ................................................  41
                  Section 11.3. Interim Servicer Not to Resign ........................................  41

ARTICLE XII
         MISCELLANEOUS ................................................................................  41
                  Section 12.1. Successors and Assigns; No Third Party Beneficiaries ..................  41
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                                       ii

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                  Section 12.2. Choice of Law .........................................................  42
                  Section 12.3. Notices ...............................................................  42
                  Section 12.4. Entire Agreement; Amendments; Waivers .................................  42
                  Section 12.5. No Joint Venture; Limited Agency ......................................  43
                  Section 12.6. Publicity. ............................................................  43
                  Section 12.7. Severability; Interpretation ..........................................  43
                  Section 12.8. Counterparts ..........................................................  43
                  Section 12.9. Waiver of Jury Trial ..................................................  43
                  Section 12.10. Limitation of Damages ................................................  43
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


                                    EXHIBITS

The following exhibits are incorporated into this Agreement:

EXHIBIT A     Monthly Report
EXHIBIT B     Servicing File
EXHIBIT C     Servicing and Termination Fees EXHIBIT D Form of Pricing Letter
EXHIBIT E     Form of Bill of Sale EXHIBIT F Pricing Matrix EXHIBIT G Warranties
              Certificate EXHIBIT H Servicing Transfer Provisions EXHIBIT I
              Servicing Standards



                       RESIDENTIAL FLOW INTERIM SERVICING
                     AND SERVICING RIGHTS PURCHASE AGREEMENT

         This RESIDENTIAL FLOW INTERIM SERVICING AND SERVICING RIGHTS PURCHASE AGREEMENT (this "Agreement") dated effective as of March 1, 2001, by and between NEW CENTURY MORTGAGE CORPORATION, a California corporation ("Owner") and OCWEN FEDERAL BANK FSB, a federally chartered savings bank (the "Interim Servicer").

                              W I T N E S S E T H:

         WHEREAS, Owner (i) owns certain loans and "real estate owned" properties and (ii) may from time to time originate or buy additional loans for its own account secured by mortgages and/or deeds of trust;

         WHEREAS, Owner and Interim Servicer desire to set forth the terms and conditions on which Interim Servicer will service and provide management and disposition services for such mortgage loans and "real estate owned" properties;

         NOW, THEREFORE, in consideration for the mutual benefits and obligations as hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in this Section 1.1.

         "ACCEPTED SERVICING PRACTICES" means, with respect to any Loan or REO Property, those servicing, collection, resolution or disposition practices that are undertaken to maximize the net present value to Owner of Owner's investment in any Loan or REO Property followed with the same care, skill, prudence and diligence with which Interim Servicer services and administers mortgage loans or properties held for other portfolios similar to the Loan or REO Property, as the case may be, and in all cases in compliance with all Requirements (including the servicing standards set forth on Exhibit I hereto), but without regard to:

         1. any relationship that Interim Servicer, any sub-servicer or any affiliate of Interim Servicer or any other sub-servicer may have with the related Obligor; or

         2. Interim Servicer's or any sub-servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

         3. the ownership, or servicing or management for others, by Interim Servicer or any sub-servicer, of any other mortgage loans or property;

provided, however, that to the extent that there is any conflict between such practices and the terms of this Agreement, such services are performed in compliance with the terms of this Agreement.

         "AGREEMENT" means this Residential Flow Interim Servicing and Servicing Rights Purchase Agreement as amended, modified or supplemented from time to time, including all exhibits and schedules hereto.

         "ANCILLARY INCOME" means all income (other than prepayment penalties) from the Loans and Properties to which Interim Servicer is entitled in connection with the servicing of the Loans (exclusive of the Servicing Fee), including, without limitation, late charges, insufficient fund fees, assumption fees, modification fees, fees associated with any repayment plan or forbearance agreement, fees associated with any discounted payoff, interest on the Collection Account and Escrow Accounts (but only to the extent that applicable Requirements or the Loan Documents do not require that such interest be paid to the applicable Obligor) and all other incidental fees. Interim Servicer shall be entitled to retain all Ancillary Income.

         "ASSOCIATION" means any homeowners' association or condominium association.

         "BALLOON LOAN" means any Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its originally scheduled Maturity Date.

         "BALLOON PAYMENT" means, with respect to a Balloon Loan as of any date of determination, the amount outstanding on the Maturity Date of such Balloon Loan in excess of the related Monthly Payment.

         "BANKRUPTCY CODE" means 11 U.S.C. 101 et. seq., as the same may be amended, modified or supplemented from time to time.

         "BILL OF SALE" means a bill of sale with respect to the sale of any Servicing Rights Package on any date in the form annexed hereto as Exhibit E.

         "BUSINESS DAY" means any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions in the States of Florida or California are authorized or obligated by law or executive order to be closed.

         "COLLECTION ACCOUNT" means the separate account(s) created pursuant to
Section 2.3(a) of this Agreement, which shall be entitled "Ocwen Federal Bank FSB, as Interim Servicer, in trust for New Century Mortgage Corporation and its successors and assigns."

         "COLLECTION PERIOD" means with respect to each Distribution Date, the period commencing on the first day of the month preceding the month of the Distribution Date and ending on the last day of the month preceding the month of the Distribution Date.

         "CURRENT SERVICER" means Owner or any other servicer, sub-servicer, document custodian, owner, holder, originator or other Person who has possession of any document or information constituting a part of a Servicing File prior to the related Transfer Date.

         "CUSTODIAN" means the custodian appointed by the Owner to hold the Loan Documents.
         "DETERMINATION DATE" means the last day (or if such day is not a Business Day, the Business Day immediately preceding such day) of the Collection Period.
         "DISPOSITION" means any (a) taking of Mortgaged Property by eminent domain or condemnation or sale in lieu thereof, (b) the liquidation of a defaulted Loan through a foreclosure sale, trustee's sale, deed-in-lieu of foreclosure or otherwise, (c) a sale or assignment of a Loan or REO Property in accordance with the terms hereof, and/or (d) any other disposition of the Loan or REO Property whether through a discounted payoff, prepayment, Balloon Payment or any other similar disposition.

         "DISTRIBUTION DATE" means the fifth Business Day of each month.

         "ELIGIBLE ACCOUNT" means an account maintained with a depository institution, (i) whose accounts are insured by the FDIC and (ii) whose (or whose direct or indirect parent's) long term unsecured debt obligations are rated at least "A" or better by one of the Rating Agencies.

         "ENVIRONMENTAL LIABILITY" shall have the meaning ascribed thereto in
Section 9.3(c).

         "ENVIRONMENTAL PROBLEM PROPERTY" means a Property that is in violation of any environmental law, rule or regulation.

         "ESCROW ACCOUNTS" means the separate account(s) created pursuant to
Section 2.3(a) of this Agreement, for the payment of taxes, Association dues, assessments, Hazard Insurance and Mortgage Insurance premiums, ground rents and similar items which shall be entitled "Ocwen Federal Bank FSB, as Interim Servicer, in trust for New Century Mortgage Corporation and its successors and assigns, and various mortgagors."

         "ESCROW PAYMENTS" means amounts required to be paid for taxes, Association dues, assessments, Hazard Insurance and Mortgage Insurance premiums, ground rents and similar items and any and all other purposes for which funds are required to be held in escrow.

         "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLMC" means Freddie Mac (formerly known as the Federal Home Loan Mortgage Corporation), or any successor thereto.

         "FITCH" means Fitch, Inc.

         "FLOOD INSURANCE" or "Flood Insurance Policy" means an insurance policy insuring against flood damage to a Mortgaged Property.

         "FNMA" means Fannie Mae (formerly known as the Federal National Mortgage Association), or any successor thereto.

         "HAZARD INSURANCE" means casualty, fire, hazard, flood, wind, liability or similar insurance policies relating to a Property.

         "HUD" means the United States Department of Housing and Urban Development.

         "INTERIM SERVICER" means Ocwen Federal Bank FSB, a federally chartered savings bank, its successors in interest and permitted assigns.

         "INTERIM SERVICER EVENT OF DEFAULT" shall have the meaning set forth in
Section 10.1.

         "LIABILITY" shall have the meaning ascribed thereto in Section 9.2.

         "LIQUIDATION PROCEEDS" means cash received in connection with the liquidation of defaulted Loans, whether through a Disposition or otherwise, net of the amount of any broker's fees payable in connection with any sale of a REO Property (but without any deduction for any legal fees or other costs or expenses).

         "LOAN" means a loan, secured by a mortgage or deed of trust on certain real property, acquired by Owner and for which the servicing is transferred to Interim Servicer from time to time pursuant to the terms and provisions of
Section 2.1; the term

         "LOAN" shall include Performing Loans and Non-Performing Loans.

         "LOAN DOCUMENTS" means the promissory note, mortgage or deed of trust, assignment of mortgage, intervening assignments of mortgage, title insurance policy or binder, Mortgage Insurance or guaranty agreement and any other agreement, instrument or other document evidencing or relating to a Loan and any other agreement, instrument or other document evidencing ownership of a REO Property.

         "MATURITY DATE" means, with respect to any Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related promissory note.

         "MISSING DOCUMENT REPORT" means the report prepared by Interim Servicer and delivered to Owner pursuant to Section 6.4.

         "MONTHLY COLLECTION AMOUNT" means, for each Distribution Date, all amounts actually received into Interim Servicer's lock box during the related Collection Period with respect to the Loans and REO Properties from whatever source (other than partial payments), minus amounts representing accrued taxes and insurance premiums not yet due and payable to the applicable taxing authority or insurer, calculated in accordance with the then current escrow analysis performed by Interim Servicer in accordance with applicable Requirements.

         "MONTHLY PAYMENT" means with respect to any Loan and any Collection Period, the scheduled monthly payment of principal and interest, excluding any Balloon payment, on such Loan which is payable in such Collection Period.

         "MONTHLY REPORT" means the monthly report prepared by Interim Servicer and delivered to Owner pursuant to Section 6.2.

         "MOODY'S" means Moody's Investor's Service Inc.

         "MORTGAGE INSURANCE" means any mortgage insurance or guaranty relating to a Loan issued by a Mortgage Insurer.

         "MORTGAGE INSURER" means the Federal Housing Administration as a mortgage insurer, the United States Department of Veterans Affairs as a mortgage guarantor and any issuer of private mortgage insurance.

         "MORTGAGED PROPERTY" means the real property securing a Loan.

         "NON-PERFORMING LOAN" means as of the Determination Date, a Loan for which any one of the following applies: (a) any Monthly Payment is delinquent at least two (2) calendar months determined without giving effect to any grace period permitted by the related Loan Documents; (b) there has been a material default under the terms and provisions of the Loan Documents, and such material default is not likely to be cured by Obligor within two (2) calendar months; (c) as to which Interim Servicer shall have received notice of the foreclosure (or deed-in-lieu of foreclosure) or proposed foreclosure (or proposed deed-in-lieu of foreclosure) or exercise of other remedies of any other mortgage or lien on the Mortgaged Property; (d) as to which the Obligor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Obligor has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a period of two (2) calendar months; or (e) as to which the Obligor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payments of its obligations.
"Non-Recoverable Advance" shall have the meaning set forth in Section 2.3(b) below.

         "OBLIGOR" means the Person or Persons obligated to make payments of principal and interest on the Loan, and includes all joint, several or joint and several obligors and all guarantors other than Mortgage Insurers.

         "OWNER" means New Century Mortgage Corporation.

         "OWNER EVENT OF DEFAULT" shall have the meaning set forth in Section 10.1.

         "PASS-THROUGH TRANSFER" means the sale or transfer of some or all of the Loans by Owner to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

         "PERFORMING LOAN" means any Loan which is not a Non-Performing Loan as of the Determination Date.

         "PERMITTED INVESTMENTS": means, any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Distribution Date in each month:

                  (a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (b) (i) demand and time deposits in, certificates of deposit of, bankers acceptances issued by, or federal funds sold by, any depository institution or trust company (including Interim Servicer or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than 365 days, and (ii) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as principal) rated "A" or higher by S&P and rated "A2" or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to at least 105% of the cash transferred by Interim Servicer in exchange for such collateral, and (iii) be delivered to Interim Servicer, or if Interim Servicer is supplying the collateral, an agent for Interim Servicer, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (e) commercial paper having an original maturity of less than 180 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (f) a guaranteed investment contract approved by each of the Rating Agencies and Owner and issued by an insurance company or other corporation having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (g) money market funds having one of the two highest available rating categories of S&P and the highest available rating category of Moody's at the time of such investment, which invests only in other Eligible Investments;

                  (h) Federal Housing Administration debentures; provided, that any such investment shall be rated in one of the two highest ratings categories by each Rating Agency;

                  (i) FHLMC participation certificates which guaranty timely payment of principal and interest and senior debt obligations;

                  (j) consolidated senior debt obligations of any Federal Home Loan Banks;

                  (k) FNMA mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations;


                  (l) federal funds, certificates of deposit time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated F-1+ or better by Fitch, A-1+ or better by S&P and P-1 by Moody's; or

                  (m) deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by each of S&P and Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

provided that all instruments described hereunder shall mature at par on or prior to the next succeeding Distribution Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof.

         "PREPAYMENT PENALTY" means, with respect to each Loan, if applicable, the penalty or premium required to be paid if the Obligor prepays such Loan as provided in the related Loan Documents.

         "PRICING LETTER" The letter agreement substantially in the form of Exhibit D hereto, executed by Owner and Interim Servicer in connection with the sale of a Servicing Rights Package that sets forth the terms of such sale, including a description of the related Loans and the related Purchase Price.

         "PROPERTY" means any Mortgaged Property and/or REO Property.

         "PROPERTY IMPROVEMENT EXPENSES" means any costs and expenses for repairs, replacements or improvements which Interim Servicer deems advisable under the circumstances, but only to the extent that they:

                  (a) are paid to Persons who are generally in the business of providing such goods and services;

                  (b) are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided;

                  (c) are designed to maintain or improve the value of a Property but not immediately necessary to operate it; and

                  (d) are incurred for the purpose of facilitating the sale of the related Loan or REO Property and maximizing the proceeds thereof, including but not limited to the following:

                           (i) cosmetic improvements such as painting and landscaping;

                           (ii) replacement of items which are obsolete or wearing out but which may not be dysfunctional; and

                           (iii) moneys paid to a tenant or buyer for a purpose similar to a Property Improvement Expense.

         "PROPERTY PROTECTION EXPENSES" means the following costs and expenses, but only to the extent that they are paid to Persons who are generally in the business of providing such goods and services and are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided:

                  (a)      utility costs;

                  (b) payments required under service contracts, including but not limited to service contracts for heating, ventilation and air conditioning systems, landscape maintenance, pest extermination, security, model furniture, swimming pool service, trash removal, answering service and credit checks;

                  (c)      property management fees;

                  (d) usual and customary leasing and sales brokerage expenses and commissions;

                  (e)      permits, licenses and registration fees and costs;

                  (f) any expense necessary in order to prevent or cure a breach under a lease, contract or agreement including any debt secured by a lien which is superior or prior to the lien encumbering the Loan, if the consequences of failure to prevent or cure could, in the sole judgment of Interim Servicer, have a material adverse effect with respect to a Loan or Property;

                  (g) any expense necessary in order to prevent or cure a material violation of any applicable law, regulation, code or ordinance;

                  (h) costs and expenses of brokers' price opinions and surveys incidental to evaluation, leasing and/or sale of the Loans and/or Properties;

                  (i) fees and expenses of attorneys, paralegals, surveyors, title and escrow companies (including, without limitation, costs, fees and/or expenses for title insurance premiums, title searches, escrow fees, recording costs and all costs similar or related thereto), costs incurred to obtain documents or information for the Servicing File, and any costs and expenses related to the preparation and/or recordation of releases of liens or satisfactions of mortgages (in whole or in part);

                  (j)      property inspections; and

                  (k) other such reasonable fees and expenses incurred by Interim Servicer in connection with the enforcement, collection, foreclosure, management and operation of the REO Property or the Mortgaged Property, sales of REO Properties (including, without limitation, the costs and expenses set forth in subsection (i) above and any and all transfer taxes and other closing costs customarily paid by the seller in the locale where such sale occurs) and the performance of its servicing activities.

         "RATING AGENCIES" means, collectively, Fitch, Moody's and S&P.

         "RECONSTITUTION" means the actions required by Section 2.6 in connection with a Whole Loan Transfer or Pass-Through Transfer.

         "RECONSTITUTION AGREEMENT" means the agreement or agreements entered into by Interim Servicer and Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 2.6.

         "RECONSTITUTION DATE" means the date or dates on which any or all of the Loans subject to this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 2.6.

          "REQUIREMENTS" means all federal, state or local laws, rules and regulations and any other requirements of any government or agency or instrumentality thereof applicable to the servicing of the Loans, the management of the REO Properties or the provision of services hereunder by Interim Servicer.

         "REO PROPERTY" means, (a) as of any Determination Date for the purpose of calculating the relevant Servicing Fee, and (b) as of the actual date of acquisition of title for all other purposes: any

(i) real property owned by Owner and made subject to this Agreement, and (ii) any Mortgaged Property that was subject to a Loan, after the Mortgaged Property has been acquired on behalf of Owner pursuant to this Agreement through foreclosure or similar proceedings, acceptance of deed-in-lieu of foreclosure, acquisition of title in lieu of foreclosure or the acquisition of title by operation of law.

         "SALE DATE" means the date on which Owner sells to Interim Servicer all legal and beneficial right, title and interest in and to any Servicing Rights.

         "S&P" means Standard & Poor's Rating Group, A Division of The McGraw-Hill Companies, Inc.

         "SERVICING ADVANCES" means all amounts advanced by Interim Servicer in payment of Property Protection Expenses, Escrow Payments and Property Improvement Expenses.

         "SERVICING FEE" means, collectively, the servicing fees set forth on Exhibit C.

         "SERVICING FILE" means with respect to each Loan, the Loan Documents and information (including any servicing tapes, images and conversion reports) received from the Current Servicer, provided by Owner (including title company investigations of matters relating to the Loans and the REO Properties), or obtained through the efforts of Interim Servicer hereunder. To the extent reasonably practicable the Servicing File will contain the Loan Documents and information described in Exhibit B.

         "SERVICING PORTFOLIO" means all Loans and REO Properties serviced by Interim Servicer pursuant to this Agreement.

         "SERVICING RIGHTS PACKAGE" The Servicing Rights relating to the Loans identified on the loan schedule attached to a related Pricing Letter and Bill of Sale which Servicing Rights are to be sold to Interim Servicer pursuant to such Pricing Letter and Bill of Sale and this Agreement.

         "TERMINATION FEE" means the fee, set forth on Exhibit C, paid by Owner to Interim Servicer.

         "TRANSFER DATE" means the date on which Interim Servicer accepts Owner's request to add a Loan or REO Property to the Servicing Portfolio, in accordance with Section 2.1.

         "WARRANTIES CERTIFICATE" means the certificate to be provided by the Owner in accordance with Section 8.1.

         "WHOLE LOAN TRANSFER" means any sale or transfer of some or all of the Loans by Owner to a third party, which sale or transfer is not a Pass-Through Transfer.

         SECTION 1.2.      INTERPRETATION OF AGREEMENT.

                  (a) All references in this Agreement to designated Sections, Articles, Exhibits and Schedules are to the designated sections and articles of and exhibits and schedules to this Agreement.

                  (b) Use of the masculine gender is intended to include the feminine and neuter genders.

                  (c) The headings and captions used in this Agreement are for convenience of reference only and do not define, limit or describe the scope or intent of the provisions of this Agreement. (d) Terms in the singular include the plural and vice versa. (e) The terms "includes" or "including" are intended to be inclusive rather than exclusive.


                                   ARTICLE II
         TRANSFER OF SERVICING, SERVICING RESPONSIBILITIES AND SERVICING
                                  COMPENSATION

         SECTION 2.1.      TRANSFER OF SERVICING FILES TO INTERIM SERVICER.

                  (a) The Owner may request that Interim Servicer add a Loan or an REO Property to the Servicing Portfolio by sending a loan schedule (or database) identifying the Loan or REO Property and the pertinent Servicing File to Interim Servicer and designating the Loan or REO Property as an asset to be serviced hereunder. Interim Servicer shall be obligated to promptly accept any such Loan or REO Property which is not in material violation of the Owner's representations and warranties in Section 7.2 hereof and upon such acceptance it will become a part of the Servicing Portfolio. In connection with the transfer of servicing of the Loans to Interim Servicer, the Owner shall comply with the servicing transfer provisions set forth on Annex I. On the Transfer Date, Owner shall cause the Current Servicer to transfer to Interim Servicer the Servicing Files and/or servicing records necessary to provide current data with respect to each of the Loans and REO Properties. In the event that not all of the related Servicing Files and/or necessary servicing records are transferred on the applicable Transfer Date, thereafter, Interim Servicer, at Owner's expense, shall use its best efforts to cause the Current Servicer to transfer to Interim Servicer any Servicing Files and/or servicing records necessary to provide current data with respect to each Loan and each REO Property which were not transferred to Interim Servicer on the applicable Transfer Date. Interim Servicer shall transfer and convert the Servicing Files to Interim Servicer's system as soon as reasonably possible from the date of receipt by Interim Servicer of the Servicing Files and such other documents as are reasonably necessary to service the Loans and REO Properties from the Current Servicer.

                  (b) As of each Transfer Date, Owner hereby appoints Interim Servicer to provide and Interim Servicer hereby assumes and accepts responsibility for providing the services described herein with respect to each Loan and REO Property; provided, however, that if a Servicing File is not complete or contains incorrect information on the Transfer Date, Interim

Servicer shall not be responsible for any failure to provide any service hereunder, or for any inaction or any action taken hereunder, in each case related to such incompleteness or incorrectness.

                  (c) To the extent that Owner holds a transferable, life of loan tax service contract with TransAmerica or Fidelity National Tax Service (or other nationally recognized tax service provider) on a Loan being transferred to the Servicing Portfolio, Owner shall transfer such contract to Interim Servicer on the Transfer Date. If no such contract exists or is not transferred, then Interim Servicer shall obtain such a contract at Owner's sole expense as soon as reasonably possible after the Transfer Date. Owner also agrees to reimburse Servicer for its actual cost in obtaining life of loan flood zone determination tracking from First American Flood Data Services with respect to Loans transferred to the Servicing Portfolio. Interim Servicer shall obtain, at Owner's expense, tax reports for any Loans that are Non-Performing Loans as of the Transfer Date but only if Owner fails to obtain and deliver such tax report within thirty(30) days following written request therefor.

                  (d) Prior to the transfer to Interim Servicer of the complete Servicing File with respect to a Loan, Interim Servicer shall not be responsible for the payment of Escrow Payments with respect to such Loan unless Interim Servicer has actual knowledge of the existence, amount and due date of such obligations, in which case Interim Servicer shall determine in accordance with Accepted Servicing Practices whether or not to make any Escrow Payments within five (5) Business Days after it has actual knowledge of the existence, amount and due date of such obligations. In the case of property taxes and similar items, Interim Servicer shall be deemed not to have knowledge of the existence, amount and/or due date of such obligations until five
         (5) Business Days after receiving a current report with respect to the Mortgaged Property from a tax service retained by Interim Servicer. Interim Servicer shall be entitled to rely in all respects on any tax service report and shall have no liability to Owner if a tax sale occurs for which Interim Servicer (i) received no notice from the applicable taxing authority, or (ii) received a report from a tax service indicating that the taxes were current.

                  (e) Upon request by Interim Servicer, Owner shall furnish Interim Servicer with such limited powers of attorney and other documents prepared by Interim Servicer and reasonably satisfactory in form and substance to Owner as may be necessary or appropriate to enable Interim Servicer to liquidate, collect payments against and otherwise service and manage the Loans and Properties in accordance with this Agreement. Additionally, Interim Servicer may appoint certain designated servicing officers in a writing to Owner and such designated servicing officers shall be authorized to act on behalf of Owner hereunder. Such list (or any amended list) designating such servicing officers shall be sufficient so long as it is executed by any officer of Interim Servicer. All documents so provided to Interim Servicer shall be held in trust by Interim Servicer on behalf of Owner.

                  (f) Owner agrees to cooperate fully with Interim Servicer with respect to all reasonable requests made by Interim Servicer in connection with the transfer of servicing pursuant to this Section 2.1.

                  (g) Interim Servicer shall have no obligation or responsibility for preparing or recording mortgage assignments or filing financing statements with respect to any Loan.

         SECTION 2.2. RELEASE OF LOAN DOCUMENTS. From time to time as is appropriate for the servicing or foreclosure of a Loan or the acquisition of Mortgaged Properties in lieu of foreclosure or for the making of any claim against or collection under any Mortgage Insurance policy, Hazard Insurance policy, other insurance policy, Interim Servicer's fidelity bond, Interim Servicer's errors and omissions policy, or for purposes of effecting a partial release of any Mortgaged Property from the lien of the mortgage or for making any corrections to the mortgage note or the mortgage or other Loan Documents, Interim Servicer shall deliver to the Custodian, or, if the Owner is acting as its own custodian, to the Owner, an officer's certificate of Interim Servicer certifying as to the reason for such release and designating the Loan Documents requested to be released to Interim Servicer. Owner agrees to cause Custodian to agree to release to Interim Servicer upon request any Loan Documents relating to the Loans that are required by Interim Servicer in connection with its servicing of the Loans and REO Properties.

         Within three (3) days of receipt of the foregoing, Owner shall deliver or cause Custodian to deliver to Interim Servicer the Loan Documents so requested. Interim Servicer shall cause the Loan Documents so released to be returned to the Custodian or Owner, as applicable, when the need therefor by Interim Servicer no longer exists, or at the request of Owner or Custodian unless the Loan is liquidated and the proceeds thereof are deposited in the Collection Account. Upon receipt of an Officer's Certificate of Interim Servicer stating that such Loan was liquidated and the Liquidation Proceeds were deposited in the Collection Account, the servicing receipt shall be released by the Custodian or Owner, as applicable, to Interim Servicer.

         Interim Servicer shall retain possession of any Loan Documents that have been released to Interim Servicer by the Custodian or Owner, as applicable, at all times unless (i) the Loan has been liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the Collection Account,
(ii) the Loan Documents have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgage Property, (iii) Interim Servicer's need therefor no longer exists and Interim Servicer returns the Loan Documents to the Custodian or Owner, as applicable, pursuant to the previous paragraph, or (iv) the Owner or Custodian requests that the Loan Documents be returned.

         Loan Documents held by Interim Servicer are and shall be held in trust by Interim Servicer for the benefit of Owner as the owner thereof and Interim Servicer's possession of the Loan Documents so retained is at the will of Owner for the sole purpose of servicing the related Loan, and such retention and possession by Interim Servicer is in a custodial capacity only. The Loan Documents with respect to each Loan shall be appropriately marked to clearly reflect the ownership of such Loan by Owner.

         SECTION 2.3.      SERVICING RESPONSIBILITIES.

         Subject to Accepted Servicing Practices, Interim Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Subject to Section 2.1 and in accordance with Accepted Servicing Practices, in performing its obligations hereunder, Interim Servicer shall comply with the following with respect to each Loan or REO Property, continuously from the date hereof until the date each Loan or REO Property ceases to be subject to this Agreement:

                  (a) Interim Servicer shall hold all funds received for Owner hereunder in trust for Owner in a segregated Collection Account in accordance with all applicable Requirements. The Collection Account shall be held at Interim Servicer, or if it is not held at Interim Servicer, then it must be an Eligible Account. Any amounts held in the Collection Account may be, but are not required to be, invested by Interim Servicer in Permitted Investments. Any income on the Collection Account shall belong to Interim Servicer and may be withdrawn therefrom in accordance with Sections 6.2 and 6.3. If losses are incurred on investments in the Collection Account, Interim Servicer promptly shall deposit, from its own funds without right to reimbursement, the full amount of such losses. Interim Servicer shall make remittances from the Collection Account as provided in Sections 6.2 and 6.3. Interim Servicer shall hold all funds received to cover Escrow Payments in connection with the Loans in trust for Owner, and the related Obligor in a segregated Escrow Account (which shall be maintained in accordance with all applicable Requirements and the terms of the Loan Documents). Interim Servicer shall disburse such funds from the appropriate Escrow Accounts as necessary or advisable. Interim Servicer shall also be authorized to hold all partial payments in the Escrow Account and shall not be required to deposit same into the Collection Account nor to remit same to Owner until such time as Interim Servicer applies such payments to the applicable Loan.

                  (b) Interim Servicer shall timely determine the amounts of all required disbursements from the Escrow Accounts and shall make disbursements as they become due. Interim Servicer shall also determine whether any delinquency exists in the payment of Escrow Payments and shall use commercially reasonable efforts to cause such deficient amounts to be paid by the Obligor. If there are not sufficient funds in the appropriate Escrow Account to make such payments as they become due, Interim Servicer shall advance Escrow Payments unless Interim Servicer determines in its reasonable judgment that an advance pursuant to this or any other section will not be ultimately recoverable from late payments, insurance proceeds, Liquidation Proceeds or any other recovery on such Loan or Property (a "Non-Recoverable Advance"). If Interim Servicer determines that the Escrow Payment would constitute a Non-Recoverable Advance, Interim Servicer will not be obligated to make such advance. Interim Servicer shall provide a spread sheet of any amounts deemed to be Non-Recoverable Advances on a monthly basis. Notwithstanding the foregoing, Owner may request that Interim Servicer make a payment with respect to a Non-Recoverable Advance and Interim Servicer shall make such payment; provided, however, Owner shall reimburse Interim Servicer for any such payments within five (5) Business Days of such payment. Any advances made towards Escrow Payments shall be deemed to be Servicing Advances. Interim Servicer shall be entitled to reimbursement of all such Servicing Advances made pursuant to this Section 2.3 from all amounts subsequently deposited in the Collection Account. In the event such amounts are not sufficient to reimburse the Interim Servicer, the Interim Servicer shall submit a detailed invoice to the Owner for such amounts, which invoice shall be paid by Owner within five (5) Business Days of receipt.

                  (c) Interim Servicer shall comply with the provisions of all applicable Requirements and the Loan Documents relating to the giving of all notices or other communications required to be given by or on behalf of Owner to any Mortgage Insurer, title insurer or other insurer or guarantor, as applicable. Where any applicable Requirement or the Loan Documents require any notice or other communication to be given to an Obligor, Interim Servicer shall, in the absence of instructions to the contrary from Owner, give such notice or other communication to the Obligor.

                  (d) Except as otherwise prescribed by Accepted Servicing Practices with respect to any Loans which are not first liens on the related Mortgaged Properties, Interim Servicer shall, as a Property Protection Expense if not paid by an Obligor, (i) enforce the Obligor's obligations under the Loan Documents to cause each Mortgaged Property to be insured against risks, hazards and liabilities as required by all applicable Requirements and the Loan Documents, in an amount at least equal to the unpaid principal balance of the Loan, and (ii) cause each REO Property to be insured against risks, hazards and liabilities, in an amount which is at least equal to the lesser of (A) the full replacement value of the improvements which are a part of such REO Property, and (B) the outstanding principal balance of the related Loan at the time it became an REO Property; such insurance shall be obtained from a financially sound and reputable insurance carrier. Interim Servicer shall retain copies of all Hazard Insurance policies or certificates of insurance representing such coverage. Interim Servicer shall comply with all of the terms of Mortgage Insurance and guarantees relating to any Loan and shall use its best efforts to maintain such Mortgage Insurance and guarantees in full force and effect provided that Interim Servicer has actual knowledge of such insurance or guaranty. In the event of an insured loss with respect to any Property, unless Interim Servicer has actual knowledge that the Obligor has filed such a claim with respect to a Mortgaged Property, Interim Servicer shall promptly file or cause to be filed a claim on the Hazard Insurance. In the case of a Mortgaged Property, Interim Servicer shall apply or disburse all insurance proceeds in accordance with the terms and provisions of the Loan Documents and all Requirements, and, in the case of a REO Property, Interim Servicer shall apply or disburse all insurance proceeds in accordance with the instructions of Owner, in each case net of any amounts due to Interim Servicer as otherwise provided herein. Interim Servicer shall be responsible for submitting a claim under any Mortgage Insurance or other guaranty or insurance on a timely basis provided that Interim Servicer has actual knowledge of such insurance or guaranty. Except as otherwise prescribed by Accepted Servicing Practices with respect to any Loans which are not first liens on the related Mortgaged Properties, Interim Servicer shall, as a Property Protection Expense and where the Obligor fails or refuses to maintain insurance on the Mortgaged Property in accordance with the applicable Loan Documents (or to pay escrows sufficient therefor, as the case may be), subject the Mortgaged Properties to the coverage of its "force-placed" hazard insurance policy with such deductible as Interim Servicer maintains for similar mortgaged properties serviced for itself and for others by Interim Servicer. The amount of any premiums to Interim Servicer resulting from obtaining such coverage shall be treated as a Property Protection Expense hereunder. The Owner shall be solely responsible for the amount of the deductible in the event of any loss and Interim Servicer shall have no liability to Owner therefor. In the event that the Interim Servicer collects the premium related to such "force-placed" insurance from the Obligor and previously withdrew such amount from the Collection Account, the Interim Servicer shall deliver such amount collected from the Obligor to the Owner.

                  Subject to the preceding paragraph, Interim Servicer shall keep in force during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of Interim Servicer's obligations under this Agreement. Such fidelity bond and policy or policies shall be maintained with recognized insurers and shall be in such form and amount as would permit Interim Servicer to be qualified as a FNMA or FHLMC seller-servicer.

                  Interim Servicer shall be deemed to have complied with this provision if an affiliate of Interim Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to Interim Servicer. Interim Servicer shall ensure that Flood Insurance is maintained on Mortgaged Premises (and REO) that are identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and the flood insurance described below has been made available). Any such Flood Insurance shall meet the current guidelines of the Federal Insurance Administration and shall be with a generally acceptable insurance carrier.

                  The amount of the Flood Insurance Policy shall equal not less than the least of (i) the lesser of (a) the unpaid principal balance of the Loan, plus accrued interest and the aggregate of all Servicing Advances, and (b) the full insurable value of the Mortgaged Property, but in each case not less than such amount as is necessary to prevent the mortgagor and/or the mortgagee from becoming a co-insurer or loss payee, and (ii) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973.

                  (e) Interim Servicer shall prepare promptly each report required by all applicable Requirements including reports to be delivered to all governmental agencies having jurisdiction over the servicing of the Loans and the Escrow Accounts, shall execute such reports or, if Owner must execute such reports, shall deliver such reports to Owner for execution prior to the date on which such reports are due and shall file such reports with the appropriate Persons. Interim Servicer shall timely prepare and deliver to the appropriate Persons Internal Revenue Service forms 1098, 1099 and 1099A (or any similar replacement, amended or updated Internal Revenue Service forms) relating to any Loan for the time period such Loan has been serviced by Interim Servicer. Owner shall be solely responsible for filing any other forms including, without limitation and to the extent applicable, forms 1041 and K-1 or any similar replacement, amended or updated Internal Revenue Service forms. The reports to be provided under this subsection shall cover the period through the end of the month following the termination of this Agreement or, in the case of reports to be sent to the Internal Revenue Service, the end of the calendar year following termination of the Agreement. Interim Servicer shall promptly prepare all reports or other information required to respond to any inquiry from or give any necessary instructions to any Mortgage Insurer, provider of Hazard Insurance or other insurer or guarantor, taxing authority, tax servicer, Association or the Obligor.

                  (f) Interim Servicer shall maintain adequate facilities and experienced staff to carry out its obligations hereunder.

                  (g) Interim Servicer shall hold and be responsible for responding promptly and accurately to all reasonable requests from Owner, the Obligor or other Persons for information relating to a Loan or Property or to the Obligor that Interim Servicer is required or permitted to disclose to such Person, upon compliance by such Person of any conditions to the release of such information.

                  (h) Interim Servicer shall cooperate with Owner in facilitating any financing, securitization or whole loan transfer of the Loans, including furnishing such reports and information with respect to the Loans as Owner may reasonably request. Any and all reasonable third party costs, fees and expenses incurred by Interim Servicer in connection with the foregoing shall be deemed to be Servicing Advances and shall be reimbursed by Owner if not previously withdrawn from the Collection Account, such obligation of Owner to survive any termination hereof.

         SECTION 2.4. COLLECTION AND RESOLUTION ACTIVITIES. Interim Servicer shall be responsible, continuously from the Transfer Date until the date each Loan ceases to be subject to this Agreement, for using measures consistent with the Accepted Servicing Practices to attempt to collect delinquent payments on each Loan.

         SECTION 2.5. SERVICING COMPENSATION. Interim Servicer shall be entitled each month to the Servicing Fee. If Interim Servicer is retained as Servicer or Subservicer pursuant to any reconstitution of Loans, the Servicing Fee shall be pro-rated for any period of less than a full calendar month to the extent necessary to avoid duplication in payment. In all other cases, the Servicing Fee shall not be prorated for any period of less than a full calendar month. In addition, Interim Servicer shall be entitled to retain all Ancillary Income. Interim Servicer shall not be obligated to deposit any Ancillary Income into the Collection Account. In the event that Interim Servicer deposits into the Collection Account any Ancillary Income, Interim Servicer may withdraw such amount at any time from the Collection Account, any provision herein to the contrary notwithstanding. In the event that Owner requests that Interim Servicer perform any mutually agreed upon solicitation activities on behalf of Owner, Owner shall reimburse Interim Servicer for any and all out-of-pockets costs and expenses related to such activities.

         SECTION 2.6.      RECONSTITUTION.

                  (a) Interim Servicer and Owner agree that with respect to some or all of the Loans, Owner may effect one or more Whole Loan Transfers, and/or one or more Pass-Through Transfers. With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by Owner, Interim Servicer agrees:

                           (i) to cooperate fully with Owner and any prospective
                  purchaser with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as Owner shall designate and participating in meetings with prospective purchasers of the Loans or interests therein and providing information reasonably requested by such purchasers;

                           (ii) to execute all Reconstitution Agreements provided that each of Interim Servicer and Owner is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

                           (iii) to cooperate with Owner and any prospective purchaser with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of Loan Documents and other related documents, with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

                           (iv)    to negotiate and execute one or more
                  subservicing agreements between Interim Servicer and Owner and/or any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by Owner in its sole discretion after consultation with Interim Servicer and/or one or more custodial and servicing agreements among Owner, Interim Servicer and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by Owner in its sole discretion after consultation with Interim Servicer, in either case for the purpose of pooling the Loans with other Loans for resale or securitization; and

                           (v) in connection with any securitization of any Loans, to execute a pooling and servicing agreement, which pooling and servicing agreement may, at Owner's direction, contain contractual provisions including, but not limited to, a customary certificate payment delays, servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by Loans similar to the Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Loans, and other covenants as are required by Owner and one or more Rating Agencies which are "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, unless otherwise mutually agreed. If Owner deems it advisable at any time to pool the Loans with other Loans for the purpose of resale or securitization, Interim Servicer agrees to execute one or more Servicing Agreements between itself and a master servicer designated by Owner at Owner's sole discretion, and/or one or more servicing agreements among Interim Servicer, Owner and a trustee designated by Owner at Owner's sole discretion, such agreements in each case incorporating terms and provisions substantially identical to those described in the immediately preceding paragraph.

                  In the event that Interim Servicer is not the master servicer, servicer or sub-servicer with respect to a Reconstitution, any and all reasonable out-of-pocket costs, fees and expenses incurred by Interim Servicer in connection with the foregoing shall be reimbursed by Owner after receipt of an invoice therefor in accordance with Section 6.4. Any execution of a subservicing agreement or pooling and servicing agreement by the Interim Servicer shall be conditioned on the Interim Servicer receiving a Servicing Fee pursuant to such agreement in an amount acceptable to Interim Servicer. All Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                  (b) Notwithstanding any provision to the contrary in this Agreement, in the event that Interim Servicer is the master servicer, servicer or sub-servicer with respect to a Reconstitution, Owner agrees that in such Reconstitution (i) Interim Servicer shall be entitled to servicing compensation at least as favorable as the servicing compensation customarily received by Interim Servicer in comparable transactions, including the Servicing Fees and Ancillary Income provided for in this Agreement, (ii) the remittance date shall be no earlier than the Distribution Date and the corresponding Collection Period shall have the same meaning as provided in this Agreement and
         (iii) any servicing performance termination triggers shall be approved by Interim Servicer in its reasonable discretion. In the event any terms of the proposed Reconstitution shall materially and adversely affect the economic terms bargained for by Interim Servicer under this Agreement, then Owner and Interim Servicer shall renegotiate in good faith the terms under which Interim Servicer services the Loans to take into account the effects of the Reconstitution and, if in Interim Servicer's reasonable judgment a satisfactory adjustment of such terms is not made, Interim Servicer may resign from the duties imposed by this Agreement with respect to the related Loans and shall be paid the Termination Fee with respect to such Loans; provided, however, if such Reconstitution has criteria substantially similar to the eligibility criteria set forth on Exhibit F, and Interim Servicer does not participate in such Reconstitution Interim Servicer shall not be entitled to the Termination Fee with respect to the related Loans. In addition, in the event that any Loans are sold in a servicing-released Whole Loan Transfer, the Owner shall pay the Termination Fee to the Interim Servicer in connection with such Loans.

                  (c) The Owner hereby agrees that, in the event that the Owner sells any Loans either in a whole loan or pass-through format with the ownership of the Servicing Rights retained by the Owner, then, prior to selling the Servicing Rights to any successor servicer, the Owner shall first offer the Interim Servicer the right to purchase the Servicing Rights attributable to such Loans on the same terms and conditions as those contained in any bona fide offer from any third party (the events described above, each an "Offer"). The Offer from the Owner to the Interim Servicer shall describe the material terms and conditions of the Offer. The Interim Servicer shall have until 5:00 pm New York time on the second Business Day from receipt of the Offer to accept the Offer, and shall exercise such right by notifying the Owner of its election to purchase the Servicing Rights attributable to such Loans which are subject to such Offer, on the date specified by the Owner or on a later date if agreed by Owner and Interim Servicer. Failure of the Interim Servicer to notify the Owner by the aforementioned time shall be deemed to be a rejection by Interim Servicer with respect to such Offer and such Loans.


                                  ARTICLE III
                          DEFAULT MANAGEMENT SERVICES


         SECTION 3.1. DEFAULT MANAGEMENT RESPONSIBILITIES. Without limiting the generality of Section 2.3, Interim Servicer is hereby authorized and empowered by Owner to take the following actions, without limitation (in each case, in accordance with Accepted Servicing Practices): (i) prepare, execute and deliver, on behalf of Owner at its expense, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; and modifications, waivers (including, without limitation, waivers of any late payment charge in connection with any delinquent payment on a Loan), consents, amendments, discounted payoff agreements, forbearance agreements, cash management agreements or consents to or with respect to any documents contained in the related Servicing File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other instruments comparable to any of the types of instruments described in this subsection (i), and (ii) institute and prosecute judicial and non-judicial foreclosures, suits on promissory notes, indemnities, guaranties or other Loan Documents, actions for equitable and/or extraordinary relief (including, without limitation, actions for temporary restraining orders, injunctions, and appointment of receivers), suits for waste, fraud and any and all other tort, contractual and/or other claims of whatever nature, and to appear in and file on behalf of Owner such pleadings or documents as may be necessary or advisable in any bankruptcy action, state or federal suit or any other action.

         SECTION 3.2. FORECLOSURE. If Interim Servicer reasonably determines that foreclosure is appropriate with respect to a Loan (including if it determines that foreclosure is appropriate in conjunction with or as an alternative to collection efforts and default management services hereunder), Interim Servicer shall retain an attorney and supervise the conduct of the foreclosure proceeding. The actions described herein shall be taken by Interim Servicer in accordance with Accepted Servicing Practices. If the Property is acquired in the foreclosure proceeding, Interim Servicer may acquire the Property in the name of Owner or its designee, and Interim Servicer shall commence providing property management and disposition services as provided in
Section 4.1. Notwithstanding anything to the contrary contained herein, in the event Interim Servicer has reasonable cause to believe that a Property is an Environmental Problem Property as described in Section 4.2 hereof, Interim Servicer shall notify Owner of the existence of the Environmental Problem Property, describe such problem, make a recommendation to Owner regarding handling the Property and carry out the recommendation unless otherwise directed by Owner in writing within five (5) days after Owner's receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section
12.3 below. In no event will Interim Servicer be required to acquire record title to an Environmental Problem Property. If Interim Servicer elects to proceed with a foreclosure in accordance with the laws of the state where the Mortgaged Property is located, Interim Servicer shall not be required to pursue a deficiency judgment against the related Obligor or any other liable party if the laws of the state do not permit such a deficiency judgment after such foreclosure or if Interim Servicer determines in its reasonable judgment that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment.

         SECTION 3.3. DEED IN LIEU. If Interim Servicer pursues a deed in lieu of foreclosure pursuant to the authority granted to Interim Servicer by the terms and provisions of Section 3.1 above, Interim Servicer will retain counsel to prepare appropriate documentation, execute and deliver such documentation on behalf of Owner and may enter into an agreement with Obligor regarding payment of any deficiency. The actions described herein shall be taken by Interim Servicer in accordance with Accepted Servicing Practices or otherwise with the consent of Owner. Title to such Property may be taken in the name of Owner or its designee. Notwithstanding anything to the contrary contained herein, in connection with a deed in lieu of foreclosure, in the event Interim Servicer has reasonable cause to believe that a Property is an Environmental Problem Property as described in Section 4.2 hereof, Interim Servicer shall notify Owner of the existence of the Environmental Problem Property, describe such problem, make a recommendation to Owner regarding handling the Property and carry out the recommendation unless otherwise directed by Owner in writing within five (5) days after Owner's receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 12.3 below. In no event will Interim Servicer be required to acquire record title to an Environmental Problem Property. Interim Servicer will provide the services described in Section 4.1 with respect to each Property for which a deed in lieu of foreclosure is received by Interim Servicer.

         SECTION 3.4. PRIORITY; INSURANCE CLAIMS. Interim Servicer will be responsible for retaining counsel on behalf of Owner to advise Interim Servicer whether any proposed relief for the Obligor pursuant to this Section 3.4 will adversely affect claims against any other Obligor or the priority of the lien securing the Loan. Interim Servicer will be responsible for determining that such relief will not adversely affect any applicable Mortgage Insurance or other guaranty. Interim Servicer shall consider the effect of such relief on the priority of the lien, claims against other Obligors and the effect on Mortgage Insurance or other guarantees in acting hereunder.

         SECTION 3.5. BANKRUPTCY OF OBLIGOR. If Interim Servicer has actual knowledge that an Obligor is the subject of a proceeding under the Bankruptcy Code or any other similar law, has made an assignment for the benefit of creditors or has had a receiver or custodian appointed for its property, Interim Servicer shall retain an attorney to pursue claims to payment on the Loan and foreclosure on the Property. If the Property is acquired in an insolvency proceeding, it shall be acquired in the name of Owner or its designee.


                         ARTICLE IV PROPERTY MANAGEMENT
                            AND DISPOSITION SERVICES

         SECTION 4.1. PROPERTY MANAGEMENT AND DISPOSITION RESPONSIBILITIES. With respect to each REO Property made subject to this Agreement and with respect to each Mortgaged Property that becomes an REO Property, Interim Servicer shall, in accordance with Accepted Servicing Practices, provide property management and disposition services with respect to such REO Property, including analysis of sale potential of such REO Property, collection of rents, property management (including maintenance and repairs to such REO Property to render it salable), Escrow Account administration for payment of Escrow Payments and property sales.

         SECTION 4.2. ENVIRONMENTAL PROBLEMS. If Interim Servicer hereafter becomes aware that a Property is an Environmental Problem Property, Interim Servicer will notify Owner of the existence of the Environmental Problem Property. Additionally, Interim Servicer shall set forth in such notice a description of such problem, a recommendation to Owner relating to the proposed action regarding the Environmental Problem Property and Interim Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by Owner in writing within five (5) days after Owner's receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section
12.3 below. If Interim Servicer has reason to believe that a Property is an Environmental Problem Property (e.g., Interim Servicer obtains a broker's price opinion which reveals the potential for such problem), Interim Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to Owner.


                                   ARTICLE V
                             STANDARDS FOR CONDUCT

         SECTION 5.1.      STANDARDS OF CARE AND DELEGATION OF DUTIES.

                  (a) The obligation of Interim Servicer to perform its duties under this Agreement, including any duty to obtain or verify information, will be satisfied so long as Interim Servicer acts in a manner consistent with Accepted Servicing Practices. Interim Servicer shall not be responsible for the form, substance, validity, perfection, priority, effectiveness or enforceability of any documents in the Servicing File on the Transfer Date or on the date that it obtains such documents from the Current Servicer. Interim Servicer shall not sell, transfer, or otherwise dispose of any REO Property without the prior written consent of Owner to the extent that the sale, transfer or other disposition of same shall result in a loss equal or greater than the lesser of $100,000 or 45% of the unpaid principal balance of the related Loan.

                  (b) In the performance of its duties and obligations under this Agreement, Interim Servicer may act directly or through agents, vendors, service providers, independent counsel, accountants and other independent professional Persons, or it may delegate the performance of functions and consult with agents, independent counsel and other independent Persons; provided, however, that no such delegation shall relieve Interim Servicer from any of its obligations hereunder. Additionally, in the event that Interim Servicer believes that it is unable to comply with the requirements of Section 5.1(a) with respect to any particular Loan or REO Property as a result of Interim Servicer's relationship with an Obligor or some other reason which would cause Interim Servicer to be in violation of Accepted Servicing Practices, it may enter into an agreement whereby another party (with the consent of the Owner, which consent shall not be unreasonably withheld) shall perform Interim Servicer's duties with respect to such Loan or REO Property. In such event, so long as such other party performs such duties on behalf of Interim Servicer, in accordance with the other terms and provisions of this Agreement, then Interim Servicer shall be deemed to be in compliance therewith.

                  (c) Interim Servicer shall be entitled to rely upon any notice, document, correspondence, request, directives or other communication received by it from Owner that Interim Servicer believes to be genuine and to have been signed or presented by an authorized officer or representative of Owner, and shall not be obligated to inquire as to the authority or power of any Person so executing or presenting any notice, document, correspondence, request, directive or other communication or as to the truthfulness of any statements therein.

         SECTION 5.2. TRANSACTIONS WITH RELATED PERSONS. In carrying out its obligations and duties under this Agreement, Interim Servicer may contract with its affiliates, provided that all Persons with whom Interim Servicer may contract, enter into arrangements with or otherwise deal with, shall be engaged on a commercially reasonable arm's-length basis and at competitive rates of compensation. Nothing contained in this Agreement will prevent Interim Servicer or its affiliates from engaging in other businesses or from acting in a similar capacity for any other Person even though such Person may engage in business activities similar to those of Owner or its affiliates.

         SECTION 5.3.      ACCESS TO RECORDS.

                  (a) To the extent required by this Agreement, Interim Servicer will establish and maintain a system of (i) records of operational information relating to the collection of Loans, the conduct of default management services and the administration, management, servicing, repair, maintenance, rental, sale or other disposition of Loans and Properties and (ii) books and accounts, which shall be maintained in accordance with customary business practices, of financial information relating to the Loans and the Properties. Information may be maintained on a computer or electronic system.

                  (b) If Owner provides reasonable notice, Owner and its respective accountants, attorneys, agents or designees may examine Interim Servicer's books and records relating to the Loans and the Properties during normal business hours of Interim Servicer at Owner's expense. Any proprietary or confidential information, as determined by Interim Servicer shall be provided only subject to the terms of this Agreement. Owner shall provide to Interim Servicer a copy of any report generated in connection with any such examination. In addition, Interim Servicer shall provide to Owner any other information, related to the Loans and Properties, reasonably requested by Owner.

         SECTION 5.4. ANNUAL AUDIT. On or before April 30 of each year, beginning with April 30, 2002, Interim Servicer shall furnish a statement to Owner, prepared by a firm of independent public accountants (who may also render other services to Interim Servicer), which is a member of the American Institute of Certified Public Accountants, to the effect that such firm has examined certain documents and records for the preceding calendar year (or during the period from the date of commencement of such servicer's duties hereunder until the end of such preceding calendar year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Interim Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement. On each Remittance

Date Interim Servicer shall certify to Owner that the servicing standards set forth in Exhibit I were complied with during the preceding month and setting forth any respect in which such standards were not complied with.


                                   ARTICLE VI
                        BILLING OF AND REPORTS TO OWNER

         SECTION 6.1. PROPERTY PROTECTION EXPENSES AND PROPERTY IMPROVEMENT EXPENSES. To the extent no funds remain on deposit in the Collection Account to pay Property Protection Expenses and/or Property Improvement Expenses, Interim Servicer shall advance such amounts; provided, however, that Interim Servicer shall not be obligated to make any such advance if Interim Servicer determines in its reasonable judgment that such advance will be a Non-Recoverable Advance. Any advances made towards Property Protection Expenses and/or Property Improvement Expenses shall be deemed to be Servicing Advances. Interim Servicer shall provide a spread sheet of any amounts deemed to be Non-Recoverable Advances on a monthly basis. Notwithstanding the foregoing, Owner may request that Interim Servicer make a payment with respect to a Non-Recoverable Advance and Interim Servicer shall make such payment; provided, however, Owner shall reimburse Interim Servicer for any such payments within five (5) Business Days of such payment. Interim Servicer shall be entitled to reimbursement of all such Servicing Advances made pursuant to this Section 6.1 from all amounts subsequently deposited in the Collection Account. In the event such amounts are not sufficient to reimburse the Interim Servicer, the Interim Servicer shall submit a detailed invoice to the Owner for such amounts, which invoice shall be paid by Owner within five (5) Business Days of receipt. To the extent that Interim Servicer has previously withdrawn funds from the Collection Account to pay for third party costs relating to loan modifications and Interim Servicer thereafter recovers cash from the Obligor for such amounts, Interim Servicer shall deposit such recovered cash into the Collection Account.

         SECTION 6.2. REMITTANCES AND MONTHLY REPORT. Two (2) Business Days prior to each Distribution Date, Interim Servicer shall submit a Monthly Report in electronic format substantially in the form set forth on Exhibit A hereto (or in such other form and manner as may be hereafter mutually agreed upon by Owner and Interim Servicer), showing all collections of interest and principal (from whatever source) on the Loans and all collections in respect of the Properties (including sale proceeds and rental payments) during the related Collection Period as well as the amounts, and a detailed description of all Servicing Advances incurred during the related Collection Period and all distributions from the Collection Account since the preceding Distribution Date. On each Distribution Date Interim Servicer shall withdraw the Monthly Collection Amount from the Collection Account and distribute the amount withdrawn in the following priority:

                  (a) to refund to any Obligor any funds determined to be in excess of the amounts required under the terms of the related Loan Documents;

                  (b) to pay itself the Servicing Fee earned per Loan or REO Property during the related Collection Period and to pay itself all Ancillary Income earned during the related Collection Period (to the extent deposited into the Collection Account);

                  (c) to reimburse itself for Servicing Fees and Ancillary Income earned during Collection Periods prior to the related Collection Period, to the extent not previously paid or reimbursed;

                  (d) to reimburse itself for Servicing Advances made during the related Collection Period;

                  (e) to reimburse itself for Servicing Advances made during Collection Periods prior to the related Collection Period, to the extent not previously reimbursed; and

                  (f) to Owner. Amounts payable to Owner shall be paid by wire transfer in immediately available funds (by 4:00 p.m., eastern time on the day of transfer) to an account designated by Owner.

         SECTION 6.3. REMITTANCE UPON TERMINATION.

Upon the termination of this Agreement, Interim Servicer shall withdraw all funds from the Collection Account and shall distribute such funds in the following priority:

                  (a) to refund to any Obligor any funds determined to be in excess of the amounts required under the terms of the related Loan Documents;

                  (b) to reimburse itself for all unpaid Servicing Fees, Servicing Advances and Ancillary Income; and

                  (c)      to Owner.

Amounts payable to Owner shall be paid by wire transfer in immediately available funds (by 4:00 p.m., eastern time on the day of transfer) to an account designated by Owner.

         SECTION 6.4. BILLING. If the Monthly Collection Amount on any Distribution Date is insufficient to pay or reimburse Interim Servicer for any of the items payable to Interim Servicer in Section 6.2(b) through Section 6.2(e) incurred, accrued or earned through the end of the related Collection Period, or if funds in the Collection Account upon the termination of this Agreement are insufficient to reimburse Interim Servicer for any items in
Section 6.3(b), Interim Servicer shall indicate in a Monthly Report or other written statement to Owner the sum of such amount that remains outstanding, which amounts shall be paid to Interim Servicer by Owner within five (5) days after the date Interim Servicer sends such notice to Owner, such obligation to survive any termination of this Agreement.

         SECTION 6.5. MISSING DOCUMENT REPORT. In addition to the Monthly Report, Interim Servicer shall provide to Owner a report (the "Missing Document Report") with respect to a Loan within forty-five (45) days after the related Transfer Date, which Missing Document Report shall include a listing (to Interim Servicer's then current, actual knowledge) with respect to each Loan and REO Property of all missing documents reasonably necessary to service such Loan or REO Property.

The Interim Servicer shall deliver a Missing Document Report to the Owner at the end of each calendar quarter with respect to each Loan and REO Property subject to this Agreement. For the purposes of this Section 6.5, the phrase "to Interim Servicer's then current, actual knowledge" shall mean that Interim Servicer shall be responsible for examining the Servicing File presented to Interim Servicer by Owner or the Current Servicer and verifying that each such Servicing File contains Loan Documents customary for the type of Loan; Interim Servicer shall have no responsibility for determining whether there are particular missing documents if the documents presented to Interim Servicer do not disclose the existence of such missing document. Owner shall cure, or shall cause the Current Servicer to cure, any such deficiencies as soon as reasonably possible following receipt of the Missing Document Report. After Interim Servicer has delivered to Owner the notice referred to in this Section 6.5, regarding missing documents, Interim Servicer shall not be responsible for any failure to perform any action related to such Loan to the extent Interim Servicer is impaired by the absence of such document(s). Moreover, if Owner has not cured any document deficiency within 30 days following receipt of the Missing Document Report, and such document is reasonably necessary to service such Loan or REO Property, then Interim Servicer may, but is not obligated to, cure such deficiency. All out-of-pocket expenses incurred by Interim Servicer in connection with such cure shall constitute Servicing Advances.


                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

         SECTION 7.1. REPRESENTATIONS AND WARRANTIES OF INTERIM SERVICER. Interim Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to Owner as of the initial Transfer Date:

                  (a) ORGANIZATION AND GOOD STANDING; LICENSING. Interim Servicer is a federal savings association duly organized, validly existing and in good standing under the laws of the United States of America and has the power and authority to own its assets and to transact the business in which it is currently engaged. Interim Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned, or leased or serviced by it requires such qualification (except where there is an appropriate statutory exemption applicable to Interim Servicer or the failure so to qualify would not have a material adverse effect on the business, properties, assets or financial condition of Interim Servicer or Owner).

                  (b) AUTHORIZATION: BINDING OBLIGATIONS. Interim Servicer has the power and authority to make, execute, deliver and perform this Agreement, including all instruments of transfer to be delivered pursuant to this Agreement, and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Interim Servicer enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (c) No Consent Required. Interim Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of Interim Servicer to perform its obligations hereunder.

                  (d) No Violations. The execution, delivery and performance of this Agreement by Interim Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to Interim Servicer, except for violations that will not adversely affect Interim Servicer's ability to perform its obligations hereunder, or the charter or by-laws of Interim Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Interim Servicer is a party or by which Interim Servicer may be bound.

                  (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of Interim Servicer threatened, against Interim Servicer or any of its properties or with respect to this Agreement, which if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement.

                  (f) FNMA or FHLMC Approved. Interim Servicer is an approved seller/servicer for FNMA or FHLMC in good standing. No event has occurred that would make Interim Servicer unable to comply with FNMA or FHLMC eligibility requirements, would require notification to FNMA or FHLMC, or, with notification to FNMA or FHLMC, would result in a breach of the representation made in the preceding sentence.

         SECTION 7.2. REPRESENTATIONS AND WARRANTIES OF OWNER. Owner, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to Interim Servicer as of the initial Transfer Date:

                  (a) ORGANIZATION AND GOOD STANDING; LICENSING. Owner is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the power and authority to own its assets and to transact the business in which it is currently engaged. Owner is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification (except where there is an appropriate statutory exemption applicable to Owner or the failure so to qualify would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Owner or Interim Servicer).

                  (b) AUTHORIZATION: BINDING OBLIGATIONS. Owner has the power and authority to make, execute, deliver and perform this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this

         Agreement will constitute the legal, valid and binding obligation of Owner enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (c) NO CONSENT REQUIRED. Owner is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made.

                  (d) NO VIOLATIONS. The execution, delivery and performance of this Agreement by Owner will not violate any provision of any existing law or regulation or any order or decree of any court applicable to Owner or any affiliate of Owner, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Owner is a party or by which Owner may be bound.

                  (e) LITIGATION. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of Owner threatened, against Owner or any of its properties or with respect to this Agreement, which if adversely determined would have a material adverse effect on the transactions contemplated by this Agreement.

                  (f) HOLDER OF NOTES. The Owner is the owner and holder of the notes evidencing the debt under the Loans (with each note endorsed to Owner), and is the beneficiary or mortgagee of record of the mortgage or deed of trust securing such Loans.

                  (g) COMPLIANCE WITH LAWS. Each Loan has been originated and serviced in material compliance with all applicable federal, state and local laws and regulations and consistent in all material respects with all the requirements of this Agreement and the terms of the Loans and all related Loan Documents.

                  (h) LOAN SCHEDULE CORRECT. The information set forth on any Loan schedule or data base, and on any updates thereof or other document, instrument or schedule furnished to the Interim Servicer by the Owner or one of its affiliates pursuant to, or prior to and in connection with, this Agreement is accurate and complete in all material respects.

                  (i) DOCUMENTATION COMPLETE. All documentation with respect to the servicing of the Loans has been properly and accurately completed in all material respects and executed, and all documents required hereby or by the Requirements to be in the custodial file maintained by the Custodian or the Servicing File are contained therein.

                                  ARTICLE VIII
                   SALE OF SERVICING RIGHTS AND RELATED ITEMS

         SECTION 8.1. SALE OF SERVICING RIGHTS. Subject to, and upon the terms and conditions set forth in this Article VIII, from time to time, the Owner shall, as hereinafter provided, sell, transfer and assign to the Interim Servicer all right, title, interest and obligation in and to (i) the related Servicing Rights Package attributable to a specified pool of Loans, including, without limitation, ownership of (i) the right to receive a servicing fee in an amount specified in the related Pricing Letter and all Ancillary Income on the Loan; (ii) the related Collection Accounts; (iii) the related Escrow Accounts; and (iv) the related Servicing Files. Such offer and sale shall be subject to, and made in accordance with the terms of this Article VIII. The Owner acknowledges and agrees that, not later than December 31, 2002, it shall offer to the Interim Servicer Servicing Rights relating to Loans with an aggregate principal balance of not less than $3,000,000,000 as further described in the Sale of Servicing Rights Commitment letter agreement between the Owner and the Interim Servicer dated as of February 28, 2001.

         Interim Servicer and Owner shall enter into a Pricing Letter with respect to each Servicing Rights Package to be sold hereunder not later than thirty (30) days prior to the proposed Sale Date, or such lesser period agreed upon by Interim Servicer and Owner. On each Sale Date Owner shall deliver to Interim Servicer a Bill of Sale evidencing the sale of the related Servicing Rights Package hereunder as of such Sale Date and a Warranties Certificate pursuant to which the Owner makes the representations and warranties and provides the indemnities specified on Exhibit G hereto.

         SECTION 8.2. SALE DATE. On the Sale Date, Owner shall transfer and assign to Interim Servicer, and Interim Servicer shall assume from Owner, all of Owner's right, title and interest in and to the (i) Servicing Rights and all rights related thereto, including, without limitation, the right to receive the servicing fees with respect to the Loans and all Ancillary Income; (ii) Collection Accounts (if any); (iii) Escrow Accounts (if any); and (iv) Servicing Files. Following the Sale Date, the Interim Servicer shall service the Loans pursuant to the terms of a reconstitution agreement entered into pursuant to
Section 2.6 of this Agreement.

         SECTION 8.3. EVIDENCE OF SALE. Prior to the Sale Date with respect to a Servicing Rights Package, Interim Servicer and Owner shall execute and deliver the documents required in connection with the transfer of the related Servicing Rights, in form and substance satisfactory to Interim Servicer in the exercise of its reasonable discretion. Interim Servicer and Owner, subject to the terms of this Agreement, shall also execute and deliver such other instruments or documents as Interim Servicer and Owner shall reasonably determine are necessary to evidence the transactions contemplated hereby.

         SECTION 8.4. PURCHASE PRICE. With respect to each transfer and sale of a Servicing Rights Package, Interim Servicer shall pay to Owner, an amount equal to the product of the related purchase price percentage determined in accordance with the Pricing Matrix (including the eligibility criteria) attached hereto as Exhibit F (the "Purchase Price Percentage") multiplied by the aggregate outstanding principal balance, as of the Sale Date, of the Loans. In the event that the Purchase Price Percentage is equal to, or greater than 0.50%, Interim Servicer shall be obligated to purchase the Servicing Rights, subject to verification by Interim Servicer that such Loans were originated in accordance with Owner's then current origination practices which shall not be materially different from those standards existing as of the date of this Agreement.

         SECTION 8.5. PAYMENT OF PURCHASE PRICE BY INTERIM SERVICER. With respect to each Servicing Rights Package, Interim Servicer shall pay the Purchase Price to Owner as follows:

                  (i) 90% of the estimated respective Purchase Price shall be paid on the respective Sale Date; and

                  (ii) the remainder of the respective Purchase Price shall be paid upon the delivery of all Servicing Files and related materials to evidence the ownership of the Servicing Rights by the Interim Servicer.

         The payment which is due on the respective Sale Date will be based on an estimate. Any adjustment to such payment will be based on information available as of the respective Sale Date and will be made within 15 Business Days of the respective Sale Date. The Purchase Price shall be further adjusted as follows:

                  (a) PAYOFF LOANS. Within sixty (60) days after the Sale Date, Interim Servicer shall (i) provide Owner with a schedule of all Loans which have been prepaid in full prior to such sixtieth day and (ii) Owner shall pay Interim Servicer an amount equal to the Purchase Price Percentage multiplied by the aggregate outstanding principal balance of the Loans which prepaid in full within sixty days after the related Sale Date with respect to such Loans that were refinanced by Owner.

                  (b) ADJUSTMENTS BASED ON ERRORS. If, subsequent to the payment of the Purchase Price or the payment of any other amounts due under this Agreement to either party, the principal on which the Purchase Price with respect to a Loan was based is found to be in error, or if, for any other reason, the Purchase Price or such other amounts are found to be in error, within five Business Days after the receipt of information sufficient to provide notice that payment is due, the party benefitting from the error shall pay to the other party an amount sufficient to correct and reconcile the Purchase Price or such other amounts and shall provide the other party with a reconciliation statement and such other documentation sufficient to reasonably satisfy the other party concerning the accuracy of such reconciliation.

         SECTION 8.6. NOTICE TO OBLIGORS. Not less than 15 days prior to the related Sale Date, Interim Servicer, at the cost and expense of the Owner, shall deliver to each related Obligor a letter advising the Obligor of the transfer of the related Servicing Rights contemplated herein. Such letter shall comply in all material respects with all Requirements, including, without limitation, the federal Real Estate Settlement Procedures Act, as amended, and Regulation X, as amended. At its sole cost and expense, following the related Sale Date, Interim Servicer shall deliver to each related Obligor a similar letter in accordance with the Requirements. Interim Servicer shall submit a detailed invoice to the Owner for such amounts, which invoice shall be paid by Owner within five
(5) Business Days of receipt.

         SECTION 8.7. NOTICE TO TAXING AUTHORITIES AND INSURANCE COMPANIES. Not less than 15 days prior to the related Sale Date, Interim Servicer, at the cost and expense of the Owner, shall deliver written notices of the transfer of the related Servicing Rights contemplated herein to each applicable taxing authority and insurance company. Such notices shall instruct such entities to deliver, from and after the related Sale Date, all applicable payments, notices, bills, statements, records, files and other documents to Interim Servicer. All such notices sent to hazard, flood, earthquake, private mortgage guarantee and other insurers shall comply with the requirements of the applicable master policies and shall instruct such insurers to change the mortgagee clause to "Ocwen Federal Bank FSB, its successors and assigns" or as otherwise required under applicable Requirements. Owner shall be responsible for the cost of preparing and delivering the notices described in this Section. Interim Servicer shall submit a detailed invoice to the Owner for such amounts, which invoice shall be paid by Owner within five (5) Business Days of receipt.

         SECTION 8.8. TAX CONTRACTS. On the related Sale Date, Owner shall assign to Interim Servicer "life-time" or "life-of-loan," fully paid assignable tax contracts with Transamerica, Fidelity National Tax Service or another nationally recognized tax service provider for each Loan to the extent not previously assigned.

         SECTION 8.9. TAX BILLS, INSURANCE PREMIUMS, ETC. For a period of 60 days following the Sale Date for a Servicing Rights Package, Owner shall immediately forward, or cause to be forwarded, to Interim Servicer by overnight mail any bill that Owner receives in connection with any applicable Mortgage Loan, including, without limitation, tax bills and bills for hazard, flood, earthquake or private mortgage insurance premiums. After 60 days following the related Sale Date, Owner shall immediately forward, or cause to be forwarded, such bills to Interim Servicer by first class mail.

         SECTION 8.10. FLOOD INSURANCE AUDIT. Owner shall assign to Interim Servicer, on the Sale Date for a Servicing Rights Package, certified and guaranteed assignable flood insurance contracts for each applicable Mortgage Loan with Flood Data Services, Inc. ("FDSI") to the extent not previously assigned. Owner will reimburse Interim Servicer $16.00 per Mortgage Loan for each Mortgage Loan transferred without an FDSI flood contract.

         SECTION 8.11. PAYMENT TO INTERIM SERVICER.

                  (a) Owner shall be obligated to pay Interim Servicer $2.1 million no later than December 31, 2002 (the "Obligation") in connection with its obligation to sell servicing rights to the Interim Servicer hereunder. For so long as any amount with respect to the Obligation remains outstanding, upon the sale of any Servicing Rights, as contemplated hereby, to the extent that the Purchase Price Percentage exceeds 0.50% (such excess herein referred to as the "Pay-down Amount") Interim Servicer shall pay to Owner the purchase price based on a Purchase Price Percentage of 0.50% (by wire transfer in immediately available funds) and apply the Pay-down Amount to the repayment of the Obligation. Except as provided in the previous sentence, until the aggregate outstanding principal balance (in each case calculated as of the date of transfer of the related Servicing Rights) of all Loans for which Servicing Rights have been sold by Owner to Interim Servicer (such amount, the "Loan Balance") is equal to $3 billion (the "Threshold Amount"), Owner shall not be permitted to make cash payments to reduce the Obligation. At such time as the Loan Balance is equal to the Threshold Amount, Owner shall have the option, in its sole discretion, to pay the remaining outstanding balance of the Obligation after giving effect to payments by Owner and application of any Pay-down Amounts. In the event that the Loan Balance is less than the Threshold Amount on December 31, 2002, Owner shall be immediately obligated to pay the remaining outstanding balance of the Obligation (by wire transfer in immediately available funds), if any, after giving effect to payments by Owner and application of any Pay-down Amounts. In the event that the Loan Balance is less than the Threshold Amount and the Obligation has been satisfied, Owner shall be entitled to receive the full purchase price based upon the Purchase Price Percentage (without discount or reduction of any kind), and Interim Servicer shall pay the same, by wire transfer in immediately available funds, upon the sale of any Servicing Rights, as contemplated hereby.

                  (b) Change of Control. In the event that (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of Owner's parent, New Century Financial Corporation ("NCFC") representing 51% or more of the combined voting power of NCFC's then outstanding voting securities; provided however that such Person was not the Beneficial Owner of securities of NCFC representing 30% or more of the combined voting power of NCFC's outstanding voting securities as of the date of this Agreement, or (ii) the individuals who, as of the date of this Agreement, are member of the Board of Directors of NCFC, cease for any reason to constitute at least a majority of the Board of Directors of NCFC, then in either the case of (i) or (ii), Owner shall have the option, in its sole discretion, to pay the remaining outstanding balance of the Obligation after giving effect to payments by Owner and application of any Pay-down Amounts, notwithstanding anything to the contrary contained herein.

                  (c) Maintenance of Records. Interim Servicer shall maintain a schedule listing the Loan Balance. Interim Servicer shall maintain a schedule that sets forth the Obligation and reflects application of payments relating thereto,00 including without limita-tion, application of any Pay-down Amounts. At the request of Owner, Interim Servicer shall cause any such records to be made available to Owner, and shall answer any questions Owner may have, and provide any supporting information Owner may reasonably require, with regard to such records.

         SECTION 8.12. TERMINATION OF ARTICLE VIII OBLIGATIONS. Notwithstanding any other provision in this Agreement providing for an earlier termination and except as provided in Article XI, the provisions in this Article VIII shall expire by their terms with no action on the part of Owner or Interim Servicer, and become null and void and of no further force and effect upon the earlier of
(i) December 31, 2002; provided that the Obligation has been satisfied, and (ii) the date on which the Threshold Amount has been reached and the Obligation has been satisfied.

                                   ARTICLE IX
                                INDEMNIFICATION

         SECTION 9.1. LIABILITIES TO OBLIGORS. No liability to any Obligor under any of the Loans or Properties arising out of any act or omission to act of any servicer, sub-servicer, owner, holder or originator of the Loans or Properties prior to the Transfer Date is assumed by Interim Servicer under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, Interim Servicer expressly disclaims such assumption.

         SECTION 9.2. INTERIM SERVICER'S INDEMNITY OF OWNER.

                  (a) Interim Servicer shall defend and indemnify Owner against any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by Owner (each, a "Liability") arising out of or resulting from third party claims or actions that were caused by or resulted from (i) a breach of any of Interim Servicer's representations and warranties contained in this Agreement, (ii) the failure of Interim Servicer to perform its duties in accordance with the terms of this Agreement, (iii) any breach by Interim Servicer or Interim Servicer's directors, officers, employees, agents, invitees or representatives of Interim Servicer's obligations under Section 9.2(b) below or (iv) any actions or omissions of Interim Servicer, as servicer hereunder, in respect of any Loan or REO Property following the related Transfer Date for such Loan or REO Property. Interim Servicer shall not be liable to Owner, however, with respect to action taken, or for refraining from taking any action, with respect to any Loan or REO Property at and in conformity with the direction of Owner (for this purpose, the terms of this Agreement are directions of Owner), or for any Liability caused by or resulting from a delay occasioned by Owner's objection to a proposal by Interim Servicer hereunder, or for any Liability caused by or resulting from Owner's breach of a representation or warranty herein or for any Liability incurred by reason of Owner's willful misfeasance, bad faith or negligence in acting or refraining from acting or any failure of performance or as a result of a breach of any representations, warranties or covenants made by Owner hereunder. In any event, Interim Servicer shall not have any liability or obligations for any actions of any prior servicer, sub-servicer, originator, holder or owner, or any successor servicer, of the Loans or Properties.

                  (b) It is understood and agreed that during the term of this Agreement Interim Servicer may have access to certain of Owner's confidential and proprietary information including, without limitation, Owner's computer systems and models, secure web site, investor reporting systems, default management systems and procedures, and other proprietary systems and procedures (the "Confidential Information"). The term "Confidential Information" does not include information which becomes generally available to the public other than as a result of disclosure by Interim Servicer or its representatives, or which is independently developed by Owner without the use of or reference to any of the Confidential Information, but shall be deemed to include any passwords or identification codes, access codes, modem dial-up numbers and similar items. The Interim Servicer shall keep confidential and shall not divulge to any party other than an officer, director, partner, employee, agent, contractor, advisor or attorney of Interim Servicer or its affiliate, auditors, regulators, lenders or potential lenders who has a need to know, without Owner's prior written consent, any Confidential Information. Additionally, Interim Servicer shall only permit its officers and employees to perform procedures on Owner's system which are specifically authorized by Owner. The Confidential Information shall not be used or duplicated by Interim Servicer for any purpose other than those purposes specified by Owner. Interim Servicer further agrees that the Confidential Information will not be used by it or its directors, officers, employees, invitees, agents or representatives, including, but not limited to outside counsel, in any way detrimental to Owner, as determined in the reasonable judgment of Owner. In the event that Interim Servicer is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that Interim Servicer will provide Owner with prompt notice of such request(s) so that Owner may seek an appropriate protective order and/or waive compliance with the provisions of this subsection, in Owner's sole and absolute discretion. Interim Servicer acknowledges that Owner will incur irreparable damage if Interim Servicer should breach the terms and provisions of this subsection. Accordingly, if Interim Servicer or Interim Servicer's directors, officers, employees, invitees, agents or representatives breaches or threatens to breach any of the provisions of this subsection, Owner shall be entitled, without prejudice, to all the rights and remedies available to it, including a temporary restraining order and an injunction restraining any breach of the provisions of this subsection (without any bond or other security being required therefor).

         SECTION 9.3. OWNER'S INDEMNITY OF INTERIM SERVICER; LIMITATION ON LIABILITY OF INTERIM SERVICER.

                  (a) Owner shall defend and indemnify Interim Servicer against any Liability arising from (i) third party claims or actions incurred in connection with any legal action relating to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of Interim Servicer's duties hereunder, or any failure of performance or as a result of a breach of any representations, warranties or covenants made by Interim Servicer hereunder, (ii) third party claims or actions that were caused by or resulted from (A) any actions or omissions in respect of any Loan or REO Property of any prior servicer, sub-servicer, owner or originator of a Loan or REO Property, and/or (B) taking any action, or refraining from taking any action, with respect to any Loan or REO Property at and in conformity with this Agreement or the direction of Owner, and/or (iii) any Environmental Liability (as defined in Section 9.3(c) below); provided that Interim Servicer has complied with Section 4.2 of this Agreement, (iv) any breach by Owner or Owner's directors, officers, employees, agents, invitees or representatives of Owner's obligations under Section 9.3(d) below, and
         (v) any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by Interim Servicer relating to the failure or refusal of Owner or any trustee or custodian in possession of original Loan Documents to timely provide to Interim Servicer the originals of any Loan Documents in order to allow Interim Servicer sufficient time to timely process satisfactions, payoffs and releases. (b) Neither Interim Servicer nor any directors, officers, employees or agents of Interim Servicer shall be liable to Owner for any action taken or for refraining from taking any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect Interim Servicer against any liability caused by Interim Servicer that would otherwise be imposed due to the material breach of any of the terms of this Agreement. Interim Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted to Interim Servicer respecting any matters arising hereunder and shall not be liable for taking any action or refraining from taking any action in good faith reliance thereon, pursuant to this Agreement.

                  (c) The term "Environmental Liability" shall mean any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by Interim Servicer arising out of or resulting from the introduction of such materials on any Property before and/or after the date hereof, including, without limitation, (a) any liability under or on account of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time, and/or any other federal or state environmental laws, and specifically including, without limitation, any liability relating to asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition, including the assertion of any lien thereunder, (b) claims brought by third parties for loss or damage incurred or sustained subsequent to the date hereof, and (c) liability with respect to any other matter affecting the Property within the jurisdiction of the federal Environmental Protection Agency or state environmental regulatory agencies pursuant to any state laws, and in the regulations adopted pursuant to any of said laws; provided, however, that the indemnity for Environmental Liability shall not be effective with respect to any liability directly and solely caused by Interim Servicer that would otherwise be imposed by reason of Interim Servicer's willful misfeasance or bad faith in the performance of or failure to perform duties hereunder.

                  (d) It is understood and agreed that during the term of this Agreement Owner may have access to certain of Interim Servicer's confidential and proprietary information including, without limitation, Interim Servicer's computer systems and models, secure web site, investor reporting systems, default management systems and procedures, and other proprietary systems and procedures (the "Confidential Information"). The term "Confidential Information" does not include information which becomes generally available to the public other than as a result of disclosure by Owner or its representatives, or which is independently developed by Interim Servicer without the use of or reference to any of the Confidential Information, but shall be deemed to include the Servicing Fees contained herein and any passwords or identification codes, access codes, modem dial-up numbers and similar items. The Owner shall keep confidential and shall not divulge to any party other than an officer, director, partner, employee, agent, contractor, advisor or attorney of Owner or its affiliate, auditors, regulators, lenders or potential lenders who has a need to know, without Interim Servicer's prior written consent, any Confidential Information. Additionally, Owner shall only permit its officers and employees to perform procedures on Interim Servicer's system which are specifically authorized by Interim Servicer. The Confidential Information shall not be used or duplicated by Owner for any purpose other than those purposes specified by Interim Servicer. Owner further agrees that the Confidential Information will not be used by it or its directors, officers, employees, invitees, agents or representatives, including, but not limited to outside counsel, in any way detrimental to Interim Servicer, as determined in the reasonable judgment of Interim Servicer. In the event that Owner is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that Owner will provide Interim Servicer with prompt notice of such request(s) so that Interim Servicer may seek an appropriate protective order and/or waive compliance with the provisions of this subsection, in Interim Servicer's sole and absolute discretion. Owner acknowledges that Interim Servicer will incur irreparable damage if Owner should breach the terms and provisions of this subsection. Accordingly, if Owner or Owner's directors, officers, employees, invitees, agents or representatives breaches or threatens to breach any of the provisions of this subsection, Interim Servicer shall be entitled, without prejudice, to all the rights and remedies available to it, including a temporary restraining order and an injunction restraining any breach of the provisions of this subsection (without any bond or other security being required therefor).

         SECTION 9.4. INDEMNIFICATION PROCEDURES. If, for so long as this Agreement is in effect, a party entitled to indemnification hereunder ("Indemnified Party") has actual notice or knowledge of any claim or loss for which indemnification by an indemnifying party hereunder ("Indemnifying Party") is asserted, the Indemnified Party shall give to the Indemnifying Party written notice within such time as is reasonable under the circumstances, describing such claim or loss in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to losses the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the losses.

                  (a) Unless applicable law mandates a cure within a shorter period of time, the Indemnifying Party shall have 30 calendar days from the date of receipt by Indemnifying Party of written notice of a breach of the Indemnifying Party's representations within which to cure such breach, or if such breach cannot be cured within 30 days but Indemnifying Party has commenced efforts to cure, then the Indemnifying Party shall have 60 calendar days from the date of such notice to cure such breach. In the event a breach is cured by the Indemnifying Party, the Indemnifying Party shall execute a written acknowledgment of the cure in such form as is approved or provided by the Indemnified Party.

                  (b) In the case of actual notice of indemnification hereunder involving any litigation, arbitration or legal proceeding, the Indemnifying Party shall have responsibility to, and shall employ counsel acceptable to the Indemnified Party, and shall assume all expense with respect to, the defense or settlement of such claim; provided however, that:

                  (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; and

                  (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim if, pursuant to or as a result of such settlement or cessation, (1) injunctive or other relief (excepting the payment of money damages) would be imposed against any Indemnified Party which could materially interfere with the business, operations, assets, conditions (financial or otherwise) or prospects of the Indemnified Party, or (2) the settlement of cessation shall result in an indemnification obligation of the Indemnifying Party that, in the reasonable judgment of the Indemnified Party, cannot be fulfilled by the Indemnifying Party in accordance with the terms of this Agreement. If the Indemnifying Party does not provide to the Indemnified Party, within fifteen (15) days after receipt of a notice of indemnification, a written acknowledgment that the Indemnifying Party shall assume responsibility for the defense or settlement of such claim as provided in this Section 10.8, the Indemnified Party shall have the right to defend and settle the claim n such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefor in accordance with this Agreement.

         SECTION 9.5. OPERATION OF INDEMNITIES. If any Person has made any indemnity payments to any other Person pursuant to this Article VIII and such other Person thereafter collects any of such amounts from others, such other Person will repay such amounts collected, together with any interest collected thereon. The provisions of this Article VIII shall survive any termination of this Agreement, the liquidation of any Loan, or the transfer or assignment by Owner to another Person of any Loan or REO Property or any interest in any Loan or REO Property.


                                   ARTICLE X
                                    DEFAULT

         SECTION 10.1. EVENTS OF DEFAULT. The following shall constitute "Interim Servicer Events of Default" hereunder by Interim Servicer:

                  (a) any failure by Interim Servicer to make any deposit or payment, or to remit any payment, required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which such deposit, payment or remittance was to be made; or

                  (b) immediately, and without notice or action on the part of Owner, upon the entry of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Interim Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (c) immediately, and without notice or action on the part of Owner, upon the Interim Servicer's consent to the appointment of a trustee, conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Interim Servicer or of or relating to all or substantially all of the property of Interim Servicer; or

                  (d) immediately, and without notice or action on the part of Owner upon Interim Servicer admitting in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any action in furtherance of the foregoing; or

                  (e) Interim Servicer assigns or attempts to assign its rights to the servicing compensation hereunder or attempts to assign this Agreement or the servicing responsibilities hereunder without the consent of Owner except as otherwise expressly permitted by the other terms and provisions of this Agreement; or

                  (f) Interim Servicer shall cease to be an approved servicer for FHLMC and shall cease to be an approved servicer for FNMA; or

                  (g) Interim Servicer shall cease to maintain an "above average" servicer rating with both S&P and Moody's; or

                  (h) failure on the part of Interim Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of Interim Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Interim Servicer by Owner.

The following shall constitute "Owner Events of Default" hereunder by Owner:

                  (a) any failure by Owner to make any payment required to be made by Owner to Interim Servicer under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Owner by Interim Servicer; or

                  (b) failure on the part of Owner duly to observe or perform in any material respect any other of the covenants or agreements on the part of Owner set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Owner by Interim Servicer; or

                  (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Owner and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (d) Owner shall consent to the appointment of a trustee, conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Owner or of or relating to all or substantially all of the property of Owner; or

                  (e) Owner shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any action in furtherance of the foregoing.

         SECTION 10.2. EFFECT OF TRANSFER. After the effective date of the termination of servicing duties pursuant to Section 11.1, Interim Servicer shall have no further obligations hereunder other than under Article IX or Article XI; provided that the obligations under Article VIII shall continue in full force and effect.


                                   ARTICLE XI
                                      TERM

         SECTION 11.1. TERM OF AGREEMENT.

                  (a) This Agreement shall terminate upon the distribution of the final payment or Liquidation Proceeds on the last Loan or REO Property subject to this Agreement.

                  (b) If Owner fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in an Owner Event of Default hereunder or is in breach of its representations and warranties hereunder or if Interim Servicer fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in a Interim Servicer Event of Default hereunder, the non-breaching party may terminate this Agreement by written notice to the other party, specifying the effective date of such termination and instructions with respect to the Servicing Files and Loan Documents except for breaches of Sections 10.1(c), (d) and (e) in which case termination shall be effective immediately without notice or action on the part of Owner. Interim Servicer shall do all things necessary or appropriate to effect the purposes of such termination and the transfer of servicing, provided that the breaching party shall pay all costs and expenses related to the transfer of servicing. On or after the receipt by Interim Servicer of such written notice, all authority and power of Interim Servicer under this Agreement, whether with respect to the Loans or Properties shall terminate effective as of the date specified in such written notice. If Owner fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in an Owner Event of Default hereunder or is in breach of its representations and warranties hereunder or if Interim Servicer fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in a Interim Servicer Event of Default hereunder, the non-breaching party may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance. To the extent that Owner fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in an Owner Event of Default hereunder or is in breach of its representations and warranties hereunder, Interim Servicer shall not be liable nor responsible for any ramifications which result therefrom; Owner acknowledges that such failure and/or breach may impair Interim Servicer's ability to perform hereunder (e.g., if Owner is not qualified to do business in a particular jurisdiction, this may impair Interim Servicer's ability to service the Loans and/or Properties in such jurisdiction). To the extent that Interim Servicer fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in a Interim Servicer Event of Default hereunder or is in breach of its representations and warranties hereunder, Owner shall not be liable nor responsible for any ramifications which result therefrom. Notwithstanding anything herein to the contrary in this Section 11.1, Interim Servicer shall not terminate this Agreement upon less than ninety (90) days prior written notice.

                  (c) This Agreement may also be terminated by Owner with respect to one or more Loans or REO Properties at its election at any time upon thirty (30) days' prior written notice for any reason in accordance with Exhibit C; provided, however, that the Owner shall pay Interim Servicer the Termination Fee and any related reasonable out-of-pocket servicing transfer costs. The Termination Fee shall be waived in the event (i) the subject Loans are securitized and the Interim Servicer or one of its affiliates becomes the servicer of the Loans under the securitization, or (ii) the subject Loans are the subject of a whole loan sale servicing-retained and the Interim Servicer or one of its affiliates becomes the servicer of the Loans after the transfer, provided that in such whole loan transfer Interim Servicer approves of the entity to whom the Loans are being sold and of any new servicing agreement to be entered into. No Termination Fee will be required if Owner terminates Interim Servicer in connection with a Interim Servicer Event of Default.

                  (d) This Agreement may also be terminated by Interim Servicer without cause (i) with respect to Loans being serviced by Interim Servicer hereunder (i.e., which, as of the date of the sending of the notice, are already being serviced under this agreement), upon the sending of 90 days' written notice to Owner, and/or (ii) with respect to the adding of any new Loans hereunder (i.e., which, as of the date of the sending of the notice, are not being serviced under this Agreement), upon the sending of 90 days' written notice to Owner; provided that, the effective date of such termination shall not be earlier than the date which is twelve (12) months following the date of this Agreement. Additionally, upon a change of control of Owner, Interim Servicer may terminate this Agreement upon the sending of 90 days' prior written notice to the Owner which termination may be effective prior to the expiration of twelve (12) months following the date of this Agreement. For the purposes of this subsection, "control" shall have the meaning set forth in Section 8.11(b). With respect to any termination pursuant to this Section 11.1(d), Interim Servicer shall pay all customary and reasonable expenses related to the transfer of the Loans and REO Properties (if any) to a successor servicer and shall not be entitled to any Termination Fees with respect to such Loans and REO Properties; provided, however, Owner shall reimburse Interim Servicer for all outstanding Servicing Advances on the date of such transfer. The obligations of the Interim Servicer and Owner pursuant to Article VIII shall be terminated in the event that the Interim Servicer exercises its rights pursuant to this Section 11.1(d).

                  (e) Notwithstanding any provision of this Agreement to the contrary (other than Section 11.1(d)), the termination of this Agreement by either the Owner or the Interim Servicer shall not limit or relieve either party of its obligations pursuant to Article VIII of this Agreement and such termination shall have no effect on any Servicing Rights which have been sold to the Interim Servicer prior to the date of such termination.

         SECTION 11.2. TRANSFERS OF SERVICING. Except as provided in this Agreement, Interim Servicer shall not pledge or assign this Agreement or its rights to the Servicing Fee or transfer the servicing hereunder or delegate its rights or duties hereunder without the prior written approval of Owner.

         SECTION 11.3. INTERIM SERVICER NOT TO RESIGN. Interim Servicer shall not resign from the obligations and duties imposed on Interim Servicer by this Agreement, except (i) as set forth in Section 11.1 above, (ii) by mutual consent of Interim Servicer and Owner, or (iii) upon the determination that Interim Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Interim Servicer. Any determination under clause (iii) above shall be evidenced by an opinion of counsel to such effect delivered to Owner in form and substance reasonably acceptable to Owner. No resignation shall become effective until Owner or its designee shall have assumed Interim Servicer's responsibilities and obligations hereunder.


                                  ARTICLE XII
                                 MISCELLANEOUS

         SECTION 12.1. SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. This Agreement may not be assigned by either party without the written consent of the other party. This Agreement is not intended to confer on any person other than the parties hereto and their successors and assigns any rights, obligations, remedies or liabilities. Section

         12.2. CHOICE OF LAW. This Agreement is made under and shall be governed by and construed under the laws of Florida.

         SECTION 12.3. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given and received: (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail return receipt requested, postage prepaid; (b) at 5:00 p.m. local time on the business day after dispatch if sent by a nationally recognized overnight courier; or (c) upon the completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient, in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

         If to Interim Servicer:

                  Ocwen Federal Bank FSB
                  The Forum
                  1675 Palm Beach Lakes Boulevard
                  West Palm Beach, FL 33401
                  Attention: Secretary
                  Facsimile Number: (561) 682-8177
                  Confirmation Number: (561) 682-8517

         If to Owner:
                  New Century Mortgage Corporation
                  18400 Von Karman, Suite 1000
                  Irvine, California 92612
                  Attention: Patrick Flanagan
                  Facsimile Number: (949) 225-7878
                  Confirmation Number: (949) 225-7843

         Any change of address must be in writing.


         SECTION 12.4. ENTIRE AGREEMENT; AMENDMENTS; WAIVERS. This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements (or contemporaneous oral agreements) of the parties with respect thereto. This Agreement may be amended only in writing signed by the party against whom such amendment is sought to be enforced. Each of Interim Servicer or Owner may, by written notice to the other, extend the time for or waive the performance of any of the obligations of such other hereunder. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No delay, omission or act by a party shall be deemed a waiver of such party's rights, powers or remedies. No course of dealing between the parties hereto shall operate as a waiver of any provision hereof.

         SECTION 12.5. NO JOINT VENTURE; LIMITED AGENCY. The services provided by Interim Servicer are in each case those of an independent contractor providing a service. Nothing contained in this Agreement: (i) shall constitute Interim Servicer and Owner as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on Interim Servicer or Owner or (iii) shall, except as otherwise expressly provided in this Agreement as to Interim Servicer, constitute a general or limited agency or be deemed to confer on it any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

         SECTION 12.6. PUBLICITY. No publicity regarding the transactions contemplated by this Agreement shall be made without the prior written approval of the parties hereto, except as may be required by applicable law upon the advice of counsel.

         SECTION 12.7. SEVERABILITY; INTERPRETATION. If any provision hereof is invalid, illegal or unenforceable, the remaining provisions shall not be affected or impaired thereby. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. The parties hereto acknowledge that no other agreement entered into by Interim Servicer for the provision of servicing, default management services and property management and disposition services shall be used or referred to in construing the provisions of this Agreement.

         SECTION 12.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 12.9. WAIVER OF JURY TRIAL. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         SECTION 12.10. LIMITATION OF DAMAGES. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first written above.

                                        OWNER:

                                        NEW CENTURY MORTGAGE CORPORATION




                                        By:   /s/ Patrick Flanagan
                                              ----------------------------------
                                        Name: Patrick Flanagan
                                              ----------------------------------
                                        Title: EVP
                                              ----------------------------------



                                        INTERIM SERVICER:

                                        OCWEN FEDERAL BANK FSB




                                        By:   /s/ [ILLEGIBLE]
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                   EXHIBIT A

                                 MONTHLY REPORT

                                   EXHIBIT B

                                 SERVICING FILE


1.    Copy of Note and any riders executed in connection with such Note.

2.    Copy of Mortgage or Deed of Trust.

3.    Copy of Mortgagee's Title Policy or Attorney's Title Opinion.

4.    Copy of Assignment of the mortgage or deed of trust to Owner or in blank.

5.    Hazard insurance policy.

6.    Copy of Mortgage insurance or guaranty agreement, if applicable.

7.    Copy of Deed with respect to any REO Property.

8.    Any correspondence by and between the Current Servicer and the Obligor.

9.    Any broker's price opinion and/or any appraisal relating to the Property.

10.   Original of the tax service contract.

11. Originals of all RESPA and TILA disclosure statements executed by the Obligor.

12.   Settlement Statement.

13. Loan Application and credit reports, verification of employment, tax returns.

14.   Documentation relating to any release of collateral.

                                   EXHIBIT C
                         SERVICING AND TERMINATION FEES

                           [Intentionally Omitted]

                                   EXHIBIT D
                             FORM OF PRICING LETTER
                 [NEW CENTURY MORTGAGE CORPORATION LETTERHEAD]


                                                      [Date]



Ocwen Federal Bank FSB
1675 Palm Beach Lakes Blvd.
West Palm Beach, Florida 33401

Attn: Mr. Richard Delgado, Vice President

          Re: PRICING LETTER

Gentlemen and Ladies:

         This letter agreement (the "Pricing Letter") between Ocwen Federal Bank FSB ("Ocwen") and New Century Mortgage Corporation (the "Owner") sets forth our agreement pursuant to which Owner is selling, and Ocwen is purchasing, the right to service those certain mortgage loans identified in Exhibit A hereto and more particularly described herein (the "Loans").

         The sale of the servicing rights attributable to the Mortgage Loans as contemplated herein shall be governed by that certain Residential Flow Interim Servicing Agreement and Servicing Rights Purchase Agreement dated as of March 1, 2001, between Ocwen and Owner (as such may be amended from time to time, the "Agreement").

         All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Pricing Letter, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         1. ASSIGNMENT AND CONVEYANCE OF SERVICING RIGHTS. Upon Ocwen's payment of the Purchase Price in accordance with Article VIII of the Agreement, Owner shall sell, transfer, assign and convey to Ocwen, subject to the terms of this Pricing Letter and the Agreement, all of the right, title and interest of Owner in and to the Servicing Rights attributable to the Loans.

         2. DEFINED TERMS. As used in the Agreement, the following defined terms shall have meanings set forth below.

                  (a)      SALE DATE: [DATE].

                  (b) CUT-OFF DATE: [DATE], or such date mutually agreed to by the parties.

                  (c)      CUT-OFF DATE BALANCE: $________________.

                  (d) TRANSFER DATE: [DATE], or such mutually agreed to by the parties.

                  (e)      PURCHASE PRICE PERCENTAGE: ___________ basis points
                           (____%).

                  (f)      PURCHASE PRICE: $_______________.

                  (g) PURCHASE PROCEEDS: With respect to each Mortgage Loan, the sum of (a) the product of (i) the Cut-off Date Balance of such Mortgage Loan, and (ii)_the Purchase Price Percentage. The Purchase Price owing to Owner shall be paid by wire transfer to the account:

                  (h)      SERVICING FEE RATE: [__________ basis points
                           (______%).]

Kindly acknowledge your agreement to the terms of this Pricing Letter by signing in the appropriate space below and returning this Pricing Letter to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

                                        Very Truly Yours,

                                        NEW CENTURY MORTGAGE CORPORATION
                                           as Owner



                                        By:
                                            -----------------------------------
                                        Name:
                                            -----------------------------------
                                        Title:
                                            -----------------------------------



ACKNOWLEDGED AND AGREED

OCWEN FEDERAL BANK FSB
  as Purchaser


By:
      -------------------------------------
Name:
      -------------------------------------
Title:
      -------------------------------------

                                   EXHIBIT E

                              FORM OF BILL OF SALE


On this ___ day of ___________, ____, New Century Mortgage Corporation ("Assignor") does hereby sell, transfer, assign, set over and convey to Ocwen Federal Bank FSB, without recourse, all of the right, title and interest of the Assignor in and to the Servicing Rights attributable to the mortgage loans identified on the Loan Schedule attached hereto as Exhibit One (the "Loans"). Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Residential Flow Interim Servicing Agreement and Servicing Rights Purchase Agreement, dated as of the 1 day of March, 2001, by and between Ocwen Federal Bank FSB and st the Assignor.
Assignor hereby represents and warrants that Assignor is the sole legal, beneficial and equitable owner of the Servicing Rights related to the Loans and has full power and authority to transfer and sell the Servicing Rights related to the Loans to Ocwen Federal Bank FSB free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest in the Servicing Rights. This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of Florida.


                                   NEW CENTURY MORTGAGE CORPORATION



                                   By:
                                        -------------------------------------
                                   Name:
                                        -------------------------------------
                                   Title:
                                        -------------------------------------

                                   EXHIBIT F

                                 PRICING MATRIX

                            [Intentionally Omitted]

                                   EXHIBIT G

                         FORM OF WARRANTIES CERTIFICATE


                 [NEW CENTURY MORTGAGE CORPORATION LETTERHEAD]

                                     [Date]




Ocwen Federal Bank FSB
1675 Palm Beach Lakes Blvd.
West Palm Beach, Florida 33401

Attn: Mr. Richard Delgado, Vice President

         Re: Residential Flow Interim Servicing and Servicing Rights Purchase Agreement, dated as of March 1, 2001, between Ocwen Federal Bank FSB and New Century Mortgage Corporation (the "Agreement")


Ladies and Gentlemen:

         This certificate is provided to the Interim Servicer pursuant to
Section 8.1 of the above referenced Agreement. The Owner hereby certifies that
(i) the representations and warranties set forth in Section 7.2 of the Agreement with respect to the Loans identified on Schedule One hereto are true and correct as of the date hereof and (ii) the Owner's obligations set forth in Section 9.3 shall be effective with respect to such Loans as of the date hereof.

         Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.

                                   Very truly yours,

                                   NEW CENTURY MORTGAGE CORPORATION



                                   By:
                                         ------------------------------------
                                   Name:
                                         ------------------------------------
                                   Title:
                                         ------------------------------------

                                   EXHIBIT H

                        SERVICING TRANSFER REQUIREMENTS


         The Owner shall take the following actions or shall agree to take the following actions, at the Owner's expense, in connection with the transfer of servicing of each Loan and REO Property to Interim Servicer, it being understood by the parties hereto that the following actions may be undertaken by the Owner's designee:

1.      PRIOR TO RELATED TRANSFER DATE:

                  (a) The Owner shall inform the applicable hazard, flood, earthquake, private mortgage and any other insurance companies and/or their agents providing insurance with respect to the Loan of the transfer and request a change in the loss payee mortgage endorsement clause to Interim Servicer's name. With respect to each Loan which is covered by a force placed insurance policy, the Owner shall cause such policy to be canceled as of the Transfer Date, and Interim Servicer shall cause such insurance to be provided by its force placed carrier as of such Transfer Date.

                  (b) The Owner shall obtain a transferable life-of-loan real estate tax service contract on the Loan with TransAmerica or Fidelity National Tax Service (or other nationally recognized tax service provider) to the extent such contract is not already in place, and shall assign and transfer such contract to Interim Servicer at no expense to Interim Servicer; provided that, if the Owner does not obtain such a contract, Interim Servicer shall have the right to purchase such a contract and shall be entitled to total reimbursement from the Owner for the cost thereof. On a monthly basis, the Interim Servicer shall (i) submit an invoice to the Owner for such costs or
         (ii) net such costs from the Monthly Collection Amount prior to distributing such funds in accordance with Section 6.2 of the Agreement.

                  (c) The Owner shall, no later than fifteen (15) days prior to the Transfer Date, inform the Obligor of the change in servicer from the Owner to Interim Servicer by written notice in accordance with applicable law; provided, however, the content and format of such letter shall have the prior approval of Interim Servicer. The Owner shall promptly provide Interim Servicer with a copy of all such notices.

                  (d) Upon reasonable prior request by Interim Servicer, the Owner shall permit review by Interim Servicer of the Owner's servicing records and loan records on the premises of the Owner during normal business hours.

                  (e) The Owner shall pay all private mortgage insurance premiums, if any, and all hazard, flood and other insurance premiums for insurance covering the Loan, and real estate taxes for which bills have been received prior to the Transfer Date on the Loan with impound/escrow accounts, to the extent such premiums or taxes would be delinquent if unpaid within thirty (30) days after the Transfer Date. The Owner will send to Interim Servicer, and Interim Servicer will pay, any bills received on or after the Transfer Date and any such bills received prior to such Transfer Date which the Owner is not required to pay pursuant to this subparagraph.

                  (f) The Owner shall deliver to Interim Servicer available computer or like records reflecting the status of payments, balances and other pertinent information on the Loan as of the Transfer Date (such information shall include, but not be limited to, comprehensive tax and insurance information for the Loan, identifying payee, payee address, next payment due date, next amount payable, policy number/parcel number). Such records shall include electronic transmissions reflecting all computer files maintained by the Owner with respect to the Loan, shall include hard copy trial balance reports and schedules if requested. Such records (1) shall be in a format and storage medium acceptable for conversion to Interim Servicer's servicing computer system, and (2) shall be delivered no later than the Transfer Date.

                  (g) A hard copy of the Servicing File for the Loan, consisting of all documents available to the Owner with respect to such Loan, including original credit files held by the Owner, shall be delivered to Interim Servicer at least three (3) business day prior to the Transfer Date. In addition, upon Interim Servicer's reasonable request, the Owner shall assist Interim Servicer in all reasonable respects in Interim Servicer's efforts to obtain any additional documents or information necessary to enable Interim Servicer to service the Loan in accordance with the provisions of this Agreement. The Owner shall be responsible for curing all document deficiencies necessary to properly service the Loan. If the deficiency has not been cured in a timely manner and is preventing the proper servicing of the Loan, Interim Servicer may cure such deficiencies and shall be reimbursed by the Owner for costs incurred in connection therewith. On a monthly basis, the Interim Servicer shall (i) submit an invoice to the Owner for such costs or (ii) net such costs from the Monthly Collection Amount prior to distributing such funds in accordance with
         Section 6.2 of the Agreement.

                  (h) With respect to a Loan for which the Obligor is in bankruptcy, the Owner shall provide Interim Servicer with the following information: attorney name, address and phone number, foreclosure status, bankruptcy status and bankruptcy case number, filing date and chapter. In addition, the Owner shall notify the bankruptcy trustee with respect to the Loan of the change in servicer from the Owner to Interim Servicer and shall provide Interim Servicer with copies of such notices.

2.       AFTER THE RELATED TRANSFER DATE:

                  (a) Within one (1) Business Day after the Transfer Date, the Owner will deliver to Interim Servicer reports setting forth all Loan escrow/impound balances as of the Transfer Date, reporting all unposted payments and unearned fees which are deemed collected as of the Transfer Date, and including a reconciliation of such escrow/impound balances.

                  (b) Within three (3) Business Days after the Transfer Date, the Owner will deliver to Interim Servicer the related Loan history in bulk or electronically. In addition, the Owner shall make the Loan history available to the related Obligor upon request made during the 12 months following the Transfer Date.

                  (c) The Owner shall deliver to Interim Servicer any correspondence received by the Owner relating to the Loan after the Transfer Date, such as tax bills, insurance bills, borrower letters and the like. Such items shall be forwarded to Interim Servicer via overnight courier within three (3) Business Days following the day on which the correspondence is received by the Owner.

                  (d) The Owner shall deliver to Interim Servicer any payments on the Loan received by the Owner from the related Obligor following the Transfer Date. The Owner shall forward any such payment to Interim Servicer via overnight courier within two (2) Business Days after the Owner's receipt thereof.

                  (e) The Owner shall prepare and send Internal Revenue Service Form 1098 and 1099 to the Obligor for the period from the first day of the calendar year in which such Transfer Date occurs through such Transfer Date.

                  (f) No later than one (1) Business Day after the Transfer Date, the Owner shall deliver to Interim Servicer, copies of all investor cut-off or accounting reports submitted by the Owner relating to the Loan as of the Transfer Date, including a trial balance and reports of collections, delinquencies, prepayments, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information on the Loan.

                  (g) The Owner shall prepare and deliver the monthly servicing reports to Interim Servicer for the month in which the Transfer Date occurs and shall timely provide Interim Servicer with required information regarding collection activity necessary for Interim Servicer to prepare the such monthly reports for subsequent months.



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


                                   EXHIBIT I

                              SERVICING STANDARDS

Subject to the ramp-up time set forth in paragraph F below, the compliance calculations set forth in paragraph G below and the cure periods set forth in paragraph H below, the following servicing performance standards (the "Performance Standards") shall be applicable to Purchaser:

A. Outbound Calling and Collection Calls. As further described below, telephone calls to borrowers are to be made by Interim Servicer according to the following schedule relating to Mortgage Loans for which bankruptcy or foreclosure actions have not been commenced:

         1. Welcome Calls: At least three attempts during the first 30 days following the Transfer Date.(1)

         2. Collection Calls, 5th through the 18th day of the month: At least one attempt every other Business Day at a 25% Right Party Contact rate. (1)(2)(3)

         3. Collection Calls, After the 18th day of month: At least two attempts every other business day at a 25% Right Party Contact rate. (1)(2)3

         A further explanation of the Interim Servicer's Calling Program is as follows:

         WELCOME CALLS. Welcome calls will be made regardless of the borrower's delinquency status. However, if a borrower is delinquent in the first month following the Transfer Date, the Welcome Call will be made as part of the calling programs described below for Collection Calls.

         COLLECTION CALLS - 5TH THROUGH THE 18TH DAY OF THE MONTH. These calls are made for all Mortgage Loans that are past due between the 5th and 18th day of the month, except for loans that are screened out from such calls for reasons including, but not limited to: bankruptcies, interim payments in the first 30 days after transfer, loans for which the historical average payment date is before the 18th of the month and loans for which borrowers have requested in writing that Interim Servicer not contact them.

         COLLECTION CALLS - AFTER THE 18TH DAY OF THE MONTH BUT NOT YET IN FORECLOSURE. These calls are made for all Mortgage Loans that are delinquent after the 18th day of the month, except for loans that are screened out from such calls for reasons including, but not limited to: bankruptcies, loans in foreclosure and loans for which borrowers have requested in writing that Interim Servicer not contact them.

----------

(1) An "attempt" shall include, at a minimum, an actual dialing of an outbound call to the borrower's telephone (1) number. Once a Right Party Contact has been made, calls will cease for up to 7 days. For purposes of defining (2) "Business Day", for the Performance Standards Fridays will be deemed to include Friday, Saturday and Sunday.

(2) "Right Party Contact" means contact with an obligor (a signer of the Mortgage Note), or, where applicable,

(3) the obligor's legal guardian or attorney-in-fact with respect to the loan.



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


B. WRITTEN CORRESPONDENCE. Interim Servicer will prepare and deliver the following written correspondence:

         1. EARLY LATE NOTICES: Interim Servicer will mail a late notice to all borrowers once they are 5 days past their due date, except for the following loans that are screened out for such written correspondence for reasons including, but not limited to: bankruptcies, interim payments in the first 30 days after transfer and loans for which the historical average payment date is before the 18th day of delinquency.

         2. LETTER OF INTENT: Interim Servicer will mail a letter of intent to foreclose on the 20th day of delinquency.

         3. DEMANDS: When applicable, Interim Servicer will send a demand letter via certified mail on or about the 35th day of delinquency.

C.       FORECLOSURE TIMELINES.

         1. For Mortgage Loans in foreclosure, Interim Servicer will, subject to paragraph 2 below, not exceed 105% of the following Freddie Mac foreclosure timelines measured in the aggregate on a rolling three month weighted average basis, by loan count across all states. These timelines may be amended from time to time as Freddie Mac amends its published timelines.

                             FORECLOSURE TIMELINES

 State       Days to Foreclosure              State        Days to Foreclosure
 -----       -------------------              -----        -------------------
  AK                136                         MT                  202
  AL                 75                         NC                  119
  AR                116                         ND                  150
  AZ                118                         NE                  129
  CA                126                         NH                   78
  CO                104                         NJ                  274
  CT                176                         NM                  192
  DC                 91                         NV                  139
  DE                210                         NY                  336(1)
  FL                151                         OH                  252
  GA                 67                         OK                  217
  HI                167                         OR                  173
  IA                212                         PA                  282
  ID                187                         PR                  375
  IL                287                         RI                   83
  IN                253                         SC                  189
  KS                180                         SD                  203
  KY                194                         TN                   72
  LA                216                         TX                   60
  MA                 83                         UT                  164
  MD                 47                         VA                   71
  ME                330                         VT                  357
  MI                 75                         WA                  156
  MN                100                         WI                  310
  MO                 77                         WV                   61
  MS                 85                         WY                   93

(1) For New York City 425 days


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

         2. Excluded from the calculation in Paragraph 1 are Mortgage Loans for which there is not sufficient documentation in the file for commencement or continuation of foreclosure activities as well as Freddie Mac allowable hold times. Interim Servicer will deliver to the Servicer a list of Mortgage Loans for which necessary documentation is missing on a monthly basis. Additionally, on or before the Transfer Date Seller will provide Interim Servicer with, or cause Interim Servicer to be provided with, a list of Mortgage Loans with missing documentation. Upon the receipt of the documentation, the applicable loans will be included in the foreclosure timeline calculation beginning at that time.

D.       PRE-FORECLOSURE RESOLUTION RATE

         1. A "Pre-foreclosure Resolution" will be obtained for at least 55% of the Mortgage Loans (by number of Mortgage Loans) for which foreclosure actions have commenced (a "Defaulted Mortgage Loan"), measured on a rolling three month average basis.

         2. A "Pre-foreclosure Resolution" shall mean any of the following: i. Full reinstatement - means any Defaulted Mortgage Loan for which the borrower brings the Mortgage Loan back to a contractually current status either through a lump sum payment or otherwise consistent with the terms of the related Pooling and Servicing Agreement and has made three consecutive timely payments subsequent to bringing such Mortgage Loan's status current.

                  ii. Full payoff - means any Defaulted Mortgage Loan which is paid in full and such payment in full is received by Interim Servicer in full satisfaction of the indebtedness owed under the applicable Mortgage Note.

                  iii. Shortfall payoff - means a Defaulted Mortgage Loan for which a final payment in an amount less than the indebtedness owed under the applicable Mortgage Note is made consistent with the terms of the related Pooling and Servicing Agreement and such payment is received by Interim Servicer in full satisfaction of such indebtedness.

                  iv. Deed-in-Lieu of Foreclosure - means a Defaulted Mortgage Loan for which title to the Mortgaged Property is taken back by Interim Servicer through deed in lieu of foreclosure and the resulting REO Property is liquidated consistent with the terms of the related Pooling and Servicing Agreement.

                  v. Modification (subject to REMIC restrictions) - means a Defaulted Mortgage Loan which is modified in a manner consistent with the related Pooling and Servicing Agreement and for which the Borrower has made three consecutive payments consistent with the terms of such Mortgage Loan as so modified.

                  vi. Forbearance Plan - means a Defaulted Mortgage Loan for which a borrower has made three consecutive payments in accordance with a forbearance plan entered into by the borrower.

                  vii. Take-out at Foreclosure Sale - means the Mortgaged Property related to a Defaulted Mortgage Loan that is purchased at a foreclosure sale by a party other than Interim Servicer (or by Interim Servicer on behalf of the owner of the loan) in a manner consistent with the related Pooling and Servicing Agreement.


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

E.       REO SALES

         1. With respect to those REO Properties that are being managed by the Interim Servicer, are not in eviction status and have a marketable title, Interim Servicer will sell at least 12.5% of such REO Properties (by number of Mortgage Loans) on a monthly basis and obtain "average net proceeds" of at least 87% of the low market value reflected in the applicable broker's indication of value, in each case measured on a rolling 3 month average basis.

         2. "Average net proceeds" - means proceeds from sale after brokerage costs and closing costs.

F.       RAMP-UP TIME

         Interim Servicer shall endeavor to meet the Performance Standards contained herein as soon as possible after the Transfer Date, but shall not be considered to be in default under the this Agreement unless it fails a performance standard starting during the applicable period reflected in the table below. For those performance standards measured on an average or weighted average three-month rolling basis, Interim Servicer shall not be considered in default under the this Agreement unless it fails such performance standard after completion of the applicable three-month period.

                                RAMP-UP PERIODS

                                          Applies              Applies
Performance Standard                   first 90 Days        After 90 Days
--------------------                   -------------        -------------
Welcome Call Attempts                        Yes                   N/A
1-18 Day Call Attempts                       Yes                   Yes
1-18 Day Right Party Hits                    No                    Yes
18+ Day Call Attempts                        Yes                   Yes
18+ Day Right Party Hits                     No                    Yes
Written Correspondence (All)                 Yes                   Yes
Pre-foreclosure Resolution Rate              Yes                   Yes
Foreclosure Timelines                        No                    Yes
REO Liquidation Rate                         No                    Yes
REO Proceeds                                 Yes                   Yes

G.       COMPLIANCE

         CALCULATIONS For calculations of compliance of the Performance Standards set forth in paragraphs A and B, the Interim Servicer will be deemed to be in compliance of the standards if the Interim Servicer is meeting the applicable standard in at least 90% of the cases.

H.       CURE PERIODS

         If the Interim Servicer is not in compliance with the Performance Standards and notice is given by the Owner, then the Interim Servicer will have 30 days to cure such breach. After the 30 day cure period, if the Interim Servicer is now meeting the applicable standard subject to the compliance calculation, then the Interim Servicer will be deemed to be in full compliance.



                                       4